UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Energy Group, Inc.
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2025 PROXY STATEMENT

NorthWestern Energy

Delivering a Bright Future

2025 ANNUAL MEETING OF SHAREHOLDERS
March 12, 2025

If you owned shares of NorthWestern Energy Group, Inc., common stock at the close of business on March 3, 2025 (the Record Date), we invite you to attend our virtual annual meeting of shareholders. You are entitled to one vote per share upon each matter presented at the meeting. Only our shareholders, their legal proxy holders as of the Record Date, or our invited guests may participate in the meeting.

Details
Date and Time
Wednesday, April 30, 2025
10:00 a.m. Central Time
Record Date
Monday, March 3, 2025
Place
Virtual Meeting
www.virtualshareholdermeeting.com/NWE2025
Mailing Date
On or about March 12, 2025, we mailed to our shareholders either (1) a Notice of Internet Availability of Proxy Materials or (2) a copy of our proxy statement, a proxy card, notice of Annual Meeting, and our 2024 Annual Report.
How to Vote
Shareholders of Record
By Internet
www.proxyvote.com
By Telephone
1-800-690-6903
By Mail
Complete your proxy card and cast your vote by pre-paid post.
Beneficial Owners
If you hold shares of our stock in the name of a broker, bank, or other nominee (in “street name”), please follow the instructions they provide on how to vote your shares and participate in the annual meeting.

Annual Meeting Proposals
01	Election of Directors	Vote For See page 9
02	Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2025	Vote For See page 11
03	Advisory Vote to Approve Named Executive Officer Compensation (Say on Pay)	Vote For See page 13

YOUR VOTE IS IMPORTANT. Our Board strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting. We do not anticipate any other business to come properly before the annual meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF MATERIALS. The Notice of the 2025 Annual Meeting, 2025 Proxy Statement, and 2024 Annual Report are available at www.proxyvote.com.

Sincerely,

Timothy Olson Corporate Secretary

Dear Fellow Shareholder:

2024 was another great year of progress and purpose at NorthWestern Energy. We faced challenges and seized opportunities with the same resolve that’s been at the heart of our company for more than a century, and remain focused on striking the right balance between reliability, affordability, and sustainability. We are, and always will be, committed to delivering safe, reliable, and innovative energy solutions that create value for our customers, communities, employees, and you, our shareholders.

As a shareholder, we encourage you to read this proxy statement, vote on the proposals before you, and attend the virtual annual meeting. The 2025 Virtual Annual Meeting of Shareholders will be held on Wednesday, April 30, 2025, at 10:00 a.m. Central at www.virtualshareholdermeeting.com/NWE2025.

YOUR VOTE COUNTS. Whether or not you plan to attend the virtual annual meeting, we encourage you to vote promptly via internet, telephone, or mail.

Thank you for your continued support of NorthWestern Energy.

NorthWestern
Energy

Proxy Summary

Items of Business 6
2024 Executive Pay Overview 6
Corporate Governance Overview 7

Proxy Summary
Items of Business

Proposal		Board Recommendation	Page
1	Election of Directors	FOR each director nominee	9
2	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2025	FOR	11
3	Advisory vote to approve named executive officer compensation	FOR	13
2024 Executive Pay Overview
Alignment of Pay with Shareholder and Customer Interests
Our executive pay program is designed to align the long-term interests of our executives, shareholders, and customers. The program consists of three core components (base salary, annual cash incentive, and long-term equity incentive), which did not change in 2024. Our annual and long-term incentives continue to be performance-based, and our long-term equity incentive awards continue to be split 70/30 between performance share units with a three-year performance period and restricted share units with a three-year restricted period. As previously disclosed, in 2024 we replaced the executive retirement equity awards that we discontinued in 2022 with a more traditional supplemental executive retirement contribution. These changes better align our executive pay program with our peers and the market. The full design of our compensation program and its components are detailed in the Compensation Discussion and Analysis, beginning on page 32.

		Percent of Total Compensation
Component	Description	CEO	Other NEO Avg.
Base Salary Fixed, paid in cash	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	20%	40%
Annual Cash Incentive Variable, at risk, paid in cash	Based on net income, safety, reliability, and customer satisfaction metrics and individual performance	20%	23%
Long-Term Equity Incentive Variable or at risk, paid in equity	70 percent performance share units, based on EPS, ROAE and relative TSR performance over a three-year performance period and 30 percent restricted share units vesting over a three-year restricted period	60%	37%
The performance-based incentive awards and time-based equity award place a significant percentage of executive compensation at risk — approximately 80 percent of the compensation of our chief executive officer (CEO) and roughly 60 percent of the compensation of our other named executive officers (NEOs). Our Board establishes the metrics and targets for these incentive awards based on advice from the Compensation Committee’s independent compensation consultant, Towers Watson. The 2024 LTIP performance metrics did not change from 2023, although we did update the targets associated with those metrics.
We also require our executives to retain meaningful ownership of our stock (ranging from 2x to 6x their annual base salary). This structure encourages our executives to focus on both short- and long-term performance and rewards our executives, shareholders, and customers when we achieve our financial and operating objectives. We believe our compensation program is fair to all employees, as evidenced by our relatively low CEO to median employee pay ratio for 2024 of 34:1. For 2023, the average CEO to median employee pay ratio for our peers was 44:1, ranging from 22:1 to 74:1.
Performance Against Incentive Targets
We believe 2024 was critical in setting the stage for future growth for our Company. We filed general rate reviews in Montana, Nebraska, and South Dakota, settling the South Dakota rate review during the fourth quarter of the

NorthWestern Energy | Proxy Statement | Page 6

Proxy Summary
year. Rate reviews allow us to recover the cost of providing safe, reliable service, while contributing to earnings growth and achieving our financial objectives, which allows us to continue to invest in our system to the benefit of customers and shareholders. Other milestones include the completion of the Yellowstone County Generating Station and announcement of the future acquisition of additional ownership interests in the Colstrip Generating Station (with a zero-dollar purchase price), both of which will improve our generation capacity. We also made substantial progress on implementing our wildfire mitigation plan, including public safety power shutoff procedures, to help protect our important infrastructure and keep our customers safe. In addition, from a growth perspective, we announced the opportunity to serve two large-load data center customers.
From a financial perspective, our net income increased from the prior year, and, for the three-year period ended December 31, 2024, we achieved an ROAE of 7.5 percent, an EPS growth rate of 0.9 percent, and our TSR was 6.7 percent (as calculated for our long-term incentive awards). Operationally, we worked safely and provided highly reliable service to our customers. Additionally, our customer satisfaction performance exceeded target. In total, we achieved above target performance for our 2024 annual incentive awards and below target performance for our long-term incentive awards that vested in 2024. We provide further details regarding these awards and how performance is calculated in the Compensation Discussion and Analysis.

2024 Annual Cash Incentive Outcome	116%	Long-Term Incentive Program Vesting in 2024	74%
Shareholder Feedback on Executive Pay
At our 2024 virtual annual meeting, shareholders approved our 2023 NEO pay by 98.9 percent of the votes cast. In light of this overwhelming approval, we continue to operate within the same general parameters our shareholders previously approved, with the limited exceptions highlighted above and discussed in this Proxy Statement.
Pay Versus Performance
Based on the information in our pay versus performance disclosure, beginning on page 59, the CAP (compensation actually paid) to our CEO and other NEOs in 2024 was more than the compensation disclosed in the Summary Compensation Table. CAP appears to correlate with certain measures of corporate performance — CAP appears to increase or decrease with increased or decreased TSR, which is not surprising as a third of our LTIP awards are tied to relative TSR. However, CAP does not appear to correlate with certain other measures of corporate performance — CAP increased and decreased from year to year even though net income consistently increased, and our supplemental Company selected metric (three-year ROAE) remained relatively flat. This result also is not surprising because these metrics represent a smaller percentage of our incentive compensation.
Corporate Governance Overview
Corporate Governance is a pillar at NorthWestern Energy Group, Inc., and we believe our governance practices are sound, as demonstrated by our ranking from Moody’s Investor Service as the 5th best utility for governance practices. We provide details of our governance practices in the Corporate Governance section of this proxy statement.
We are nominating nine individuals for election as director, eight of whom were elected by shareholders at last year’s annual meeting by an average of 99.4 percent of the votes cast. Each of the nominees is independent, with the sole exception of our CEO. We consider our Board to be diverse from several perspectives (including four female and two ethnic minority nominees), as detailed in the biographies of our nominees provided later in this proxy statement.
Our Board is led by an independent chair, and our four Board committees – Audit, Compensation, Governance, and Operations – are chaired by and composed entirely of independent directors.

NorthWestern Energy | Proxy Statement | Page 7

Items of Business

Proposal 1 9
Election of Officers

Proposal 2 11
Ratification of Appointment of Independent Registered Public Accounting Firm for 2025

Proposal 3 13
Advisory Vote to Approve Named Executive Officer Compensation

Items of Business
Proposal No. 1
Election of Directors
Our Board is nominating nine people for election as directors at the 2025 annual meeting. All nominees currently serve as a director of our Board. Elected directors will serve for one year, until the next annual meeting of shareholders (or until a successor is able to serve). Our diverse slate of nominees is listed below, and we provide additional background information and individual qualifications for each nominee in the Corporate Governance—Individual Directors section of this proxy statement, beginning on page 19.

The Board of Directors recommends you vote “FOR” each of the nine director nominees.
Unless you specifically withhold your authority to vote for the election of directors, the persons named in the accompanying proxy intend to vote “FOR” the election of each of the following director nominees:

Name Occupation	Independent	Age	Director Since	Committee Membership
Brian Bird President and CEO, NorthWestern Energy	No	62	2023	N/A
Sherina Maye Edwards Former Chief Strategy Officer, MasTec, Inc.; former Commissioner, Illinois Commerce Commission	Yes	41	2023	Comp.; Gov.
David Goodin Retired President and Chief Executive Officer, MDU Resources Group, Inc.	Yes	63	2024	Audit; Operations
Jan Horsfall Chairman and Chief Executive Officer, Sparq Games, Inc.	Yes	64	2015	Operations (Chair); Audit
Britt Ide CEO, Ide Energy & Strategy	Yes	53	2017	Gov. (Chair); Comp.
Kent Larson Retired Executive Vice President and Group President, Xcel Energy	Yes	65	2022	Audit; Operations
Linda Sullivan Retired Executive Vice President and CFO, American Water	Yes	61	2017	Board Chair
Mahvash Yazdi President, Feasible Management Consulting	Yes	73	2019	Comp. (Chair); Operations
Jeffrey Yingling Co-Founder, General Partner, Energy Capital Ventures	Yes	65	2019	Audit (Chair); Gov.

All nominees have advised the Board that they are able and willing to serve as a director. Although not anticipated, if any nominee becomes unavailable for any reason, the shares represented by the proxies may be voted for such

NorthWestern Energy | Proxy Statement | Page 9

Items of Business
other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than nine nominees.
Board Nomination Process
Our Governance Committee leads the Board in a director succession planning process to allow for a smooth and gradual transition from our longer tenured directors, while preserving the culture of the Board. This process includes a review of individual skill sets and tenures of current members and considers additional attributes that could be beneficial for the Board in the future, with a particular focus on Company strategy, emerging risks, and a diversity of perspectives.
Our Board relied on this succession process, when Mr. Clark announced in early August 2024 that he would be resigning from the Board at the end of 2024 (see below, Thanking a Former Board Member). With the pending departure, the Board identified the need for additional utility and CEO expertise, and, after considering several qualified candidates, invited David Goodin to join the Board, effective December 1, 2024, to serve until our next annual meeting.
When selecting the current slate of nominees, the Board concluded the nominees bring a diverse and extensive professional experience providing a broad collective skill set that is advantageous to the oversight of the Company. While the industry-specific expertise possessed by certain of the nominees is essential, we also will benefit from the viewpoints of directors with expertise outside our industry which expand the Board’s ability to provide relevant guidance to our business.

Our Board recommends a vote “FOR” election of each of the nominees.
Vote Required
Directors will be elected by a favorable vote of a plurality of the shares present online at the virtual annual meeting or represented by proxy and entitled to vote at the virtual annual meeting. You may vote “FOR” all of the nominees, or you may “WITHHOLD AUTHORITY” for one or more of the nominees. Withheld votes will not count as votes cast for the nominee but will count for purposes of determining whether a quorum is present. Shareholders do not have the right to cumulate their vote for directors. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal, as it is considered a “non-routine” matter. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving a plurality of votes; however, under our Majority Plus Resignation Vote Policy described on page 24 of this proxy statement, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his or her resignation under the procedures in the policy.

Thanking a Former Board Member
After serving on our Board for eight years, Tony Clark announced he would resign effective December 31, 2024, as he transitioned to the role of Executive Director of the National Association of Regulatory Utility Commissioners.
During his time on our Board, Mr. Clark served on the Governance Committee (including as its chair), the Compensation Committee, and the Operations Committee. As a respected state and federal utility regulator and a leading voice regarding transmission markets, his guidance has been invaluable to both our Company and shareholders.
We wish him well in his new role and are grateful to have had his service on our Board.

NorthWestern Energy | Proxy Statement | Page 10

Items of Business

Proposal No. 2
Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting
Firm for 2025
Our Audit Committee oversees the integrity of our accounting, financial reporting, and auditing processes. To assist with these responsibilities, the Audit Committee has appointed Deloitte as our independent registered public accounting firm to audit our financial statements for 2025. The Board is asking you to ratify the committee’s decision at the annual meeting. The Board values your input on the committee’s appointment of Deloitte, but approval by shareholders is not required by law. If shareholders do not ratify the appointment of Deloitte, the committee will reconsider its selection. Regardless of the voting result, the committee may appoint a new firm at any time if it believes a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends you vote “FOR” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2025.
Deloitte representatives will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Description of Audit Fees
The table below presents a summary of the fees paid to Deloitte for professional services for the fiscal years ended December 31, 2023, and 2024.

Fee Category	2023 Fees ($)	2024 Fees ($)
Audit fees are fees billed for professional services rendered for the audit of our financial statements, internal control over financial reporting, review of the interim financial statements included in quarterly reports, services in connection with debt and equity securities offerings, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. For 2024, this amount includes estimated billings for the completion of the 2024 audit, which Deloitte rendered after year-end.

Audit fees	1,565,050	1,625,980
Audit-related fees	—	—
Tax fees	220,210	449,538
All other fees	—	4,025
Total fees	1,785,260	2,079,543
Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”
Tax fees are fees billed for tax compliance, tax advice, and tax planning.
All other fees are fees for products and services other than the services reported above.

NorthWestern Energy | Proxy Statement | Page 11

Items of Business
Pre-approval Policies and Procedures
SEC rules require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related, tax, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. Circumstances may arise when it becomes necessary to engage the independent public accountants for additional services not contemplated in the pre-approved budget. In those instances, we obtain pre-approval of the Audit Committee before engaging independent public accountants. The procedures require the Audit Committee to be informed of each service, and the procedures do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members; the member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Pursuant to the provisions of the Company’s Audit Committee Charter, before Deloitte is engaged to render audit or non-audit services, the Audit Committee must pre-approve such engagement. For 2024, the Audit Committee (or the Chair of the Audit Committee pursuant to delegated authority) pre-approved 100 percent of the audit, audit-related, tax, and other fees.
Leased Employees
In connection with their audit of our 2024 annual financial statements, more than 50 percent of Deloitte’s work was performed by full-time, permanent employees of Deloitte.
Vote Required
The affirmative vote of the holders of a majority of the shares present online at the virtual annual meeting or represented by proxy and entitled to vote at the virtual annual meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2025. If voting instructions are not provided, brokers may vote a client’s proxy in their own discretion on this proposal, as it is considered a “routine” matter. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to ratify the selection of Deloitte to serve as the independent registered public accounting firm for NorthWestern Energy for the fiscal year ending December 31, 2025.
Audit Committee Report
In the performance of the Audit Committee’s oversight function, and in connection with the December 31, 2024, financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and Deloitte. It discussed the matters required by the applicable requirements of the PCAOB and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte, our independent registered public accounting firm, required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence; and it has discussed with Deloitte the firm’s independence. The Audit Committee considered the compatibility of non-audit services in connection with the auditor’s independence.
Based on the Audit Committee’s review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, it recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC.
Audit Committee
Jeffrey Yingling, Chair        Dave Goodin
Jan Horsfall            Kent Larson

NorthWestern Energy | Proxy Statement | Page 12

Items of Business

Proposal No. 3
Advisory Vote to Approve Named Executive Officer Compensation
NorthWestern Energy Group, Inc., values your input as to how we pay our NEOs. As required by Section 14A of the Exchange Act, we conduct an advisory vote to approve NEO compensation (or a say-on-pay vote). Your vote will provide insight and guidance to the Company and Board regarding your sentiment about our executive pay philosophy, policies, and practices, as described in this proxy statement. Our Board will consider the guidance received by the say-on-pay vote when determining executive pay for the remainder of 2025 and beyond. We ask you to support our executive pay and vote in favor of the say-on-pay resolution.

The Board of Directors recommends you vote “FOR” the resolution approving named executive officer compensation.
In 2024, through the say-on-pay vote, 98.9 percent of the votes cast approved how we pay our named executive officers. In fact, since our first say-on-pay vote in 2011, at least 94 percent of the votes cast have approved our executive pay each year.
We view your voting guidance over the years as strong support for the way we pay our executives. Thus, in 2024, we did not change the foundation of the executive pay program you previously approved, and we continued to use the same three components: base salary, annual cash incentive awards, and long-term equity incentive awards. The only changes for 2024 from the 2023 program you approved, were (1) increases to executives’ base salaries to align with market or, in some cases, to reflect increased responsibilities, in each case on top of the 3.85 percent base salary increases available to certain employees; (2) increases to executives’ target incentives either to align with the market or, in come cases, to reflect increased responsibilities; and (3) the addition of discretionary supplemental retirement contributions. We made these changes to better align with the compensation practices of our peers and the market.
For additional information on our executive pay program, we have provided a more detailed explanation in the Compensation Discussion and Analysis section, starting on page 32 of this proxy statement, and the 2024 Executive Pay section, starting on page 49.
Our Compensation Committee, and our Board believe the Company’s overall executive pay program is structured to reflect a strong pay-for-performance philosophy and aligns the long-term interests of our executives, shareholders, and our customers. Accordingly, the Board recommends that shareholders approve our executive pay program by voting “FOR” the following advisory resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers (as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Company’s 2025 proxy statement) is hereby APPROVED.
This advisory vote to approve NEO pay is not binding on the Company. However, we and our Board will consider the result of the vote when determining future executive pay arrangements.

NorthWestern Energy | Proxy Statement | Page 13

Items of Business
Vote Required
The affirmative vote of the holders of a majority of the shares present online at the virtual annual meeting or represented by proxy and entitled to vote at the virtual annual meeting is required to approve the say-on-pay resolution set forth above. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal, as it is considered a “non-routine” matter. Assuming a quorum is present, broker non-votes or the failure to vote – either by not returning a properly executed proxy card or not voting online at the virtual annual meeting – will have no effect on the outcome of the voting on this proposal. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to approve, on an advisory basis, the pay of the Company’s NEOs, as set forth in the Company’s 2025 proxy statement.

NorthWestern Energy | Proxy Statement | Page 14

Board of Directors

Board Overview	16
Board Diversity	17
Director Nominees	19
Director Succession Planning	23
Board Independence	25
Board Committees	26
2024 Director Pay	30

+0.86
0.22%
PEP
+0.43
$196.32
AAPL
NorthWestern Energy
Nasdaq
NWE
NasdaqListed

Board Overview

”On behalf of the entire Board, we thank you for the trust you place in us. This proxy statement is an essential part of our commitment to transparency and strong governance practices. The energy industry continues to evolve, and we remain committed to enduring business strategies that drive sustainable growth, uphold the highest standards of governance and create long-term value for our customers, communities, and shareholders. As we look to the future, we are confident in our strategic direction and appreciate your continued trust as we work to reliably and affordably deliver a bright future at NorthWestern Energy.”
Linda Sullivan,
Independent Board Chair

Currently, our Board has nine members. Our bylaws authorize a Board of five to 11 directors, as determined by our Board. Board members are elected at each annual meeting to serve for approximately one year, until the next annual meeting of shareholders (or until a successor is able to serve). If any director is not elected or is unable to complete his or her term, the Board may choose a new director to fill the vacant position for the remainder of that term or reduce the number of directors on the Board.
The Board acts as a coherent team within an environment that allows individual insights to contribute to group consensus. It focuses on long-term Company success and maintains an effective dialogue with management through constructive relationships which provide timely and appropriate deliberation.
We place great importance on continuing education and staying on top of industry trends for employees and our directors. Three of our eight independent directors are recognized as a Leadership Fellow by the National Association of Corporate Directors (NACD) and four are NACD Directorship CertifiedTM.
Our Board is actively engaged both inside and outside of the boardroom. Its members have knowledge and insight that enable them to provide guidance concerning our business, with particular focus on corporate strategy, operational and financial performance, human capital and risk management, technology and security, innovation and transformation, and our customers and communities. Our directors seek and participate in learning opportunities to stay abreast of the latest industry and corporate governance developments affecting their role.
Most Board meetings are held throughout our service territory. This benefits not only our board members, but employees and community leaders as well. Meeting in the communities we serve allows our Board to engage with employees, shareholders, and community leaders, be part of the Company culture, and gain a broader understanding of various areas of the Company by affording non-management employees a chance to attend board meetings, interact with our directors, and highlight their work through in-person presentations. These opportunities are intended to educate our Board about the communities we serve, live in, and work in, and the concerns and successes of our employees.
Our Board considers attendance at Board and Shareholder meetings and participation of directors in determining continued service on the Board. Attendance and participation are reviewed as part of the annual evaluation process. The Board held eight meetings in 2024. Each of our directors attended 100 percent of the meetings of the Board and of each committee on which he or she served. The Company encourages its directors to attend the annual meeting of shareholders and expects them to attend whenever reasonably possible. At our last annual meeting of shareholders in April 2024, all directors were in attendance for the virtual meeting.

NorthWestern Energy | Proxy Statement | Page 16

Board of Directors
Board Diversity
Our Board values the diversity of its members because varied perspectives expand the Board’s ability to provide relevant guidance to our business. 2020 Women on Boards previously has recognized our Board’s gender diversity. As depicted below, our slate of nine director nominees demonstrates diversity.

Our individual Board members also have varied expertise and bring extensive professional experience from both within and outside our industry. This diversity of experience provides our Board with a vast collective skill set which is advantageous to the Board’s oversight of our Company. While the industry-specific expertise possessed by certain Board members is essential, we also benefit from the viewpoints of our directors with expertise outside our industry. Following is a high-level overview of the skills and backgrounds of our director nominees.
Director Skills Matrix
Core Competencies
Our Board requires certain competencies for each of its members — strategic executive leadership; integrity and ethics; and board service and governance. Although not included in the skills matrix on the next page, our Board believes that each of our director nominees possess the following qualifications:

Strategic Executive Leadership.
Experience as an executive officer and/or senior leader in business or public service helps us develop strategic direction, drive change and growth, and enable a healthy corporate culture.

Integrity and Ethics. Unblemished integrity and ethics are key to our directors representing the interests of shareholders and our Company before a wide array of audiences. We believe our directors must reflect our corporate values.
Board Service and Governance. Experience on other public, private, and non-profit boards provides parallels helpful to overseeing our operations and governance.
Defined Skills with Two-Tiered Ranking
Our skills matrix on the next page reflects characteristics and competencies that have been important in the Board’s recent corporate strategy discussions areas of focus, candidate searches, and the Company vision. The Board rates its members with respect to each of these skills using a two-tiered ranking system.
Our two-tiered ranking system emphasizes the importance of each director by identifying primary areas of expertise and recognizing other areas of proficiency. This system immediately illustrates the unique diversity and skills our Board has worked hard to assemble, while also depicting the whole value brought to the Board by its members.

NorthWestern Energy | Proxy Statement | Page 17

Board of Directors

Director Skills Matrix
Financial Executive. High level, public company financial experience (principal financial officer, principal accounting officer, or public accountant or auditor) or a background in strategic financial and capital markets assists board oversight of our financial reporting, internal controls, and capital structure.

Utility Operations. Executive operational leadership experience in the energy or utility industry or in-depth knowledge of electric and natural gas transmission and distribution systems, energy markets, or electric generation facilities enables effective direction of operational improvements.

Regulatory and Public Policy. Positions in the public utility regulatory arena, experience in other regulated industries or areas, and/or a public policy background involving interactions with the government, policymakers, and government agencies helps guide our regulated utility strategies.

Risk Management / Oversight. Experience identifying, assessing, managing, and mitigating business and financial risk factors – including sustainability ) – and/or management responsibility of enterprise risk management enhances our Board’s oversight capabilities.

Human Capital Management. Leadership experience with attracting, motivating, and retaining high-performing employees helps us enhance our work environment through workforce diversity, worker health and safety, compensation, and company culture.

Technology and Security. Understanding business and operations technology – including financial systems, grid operations, critical infrastructure, and customer information systems – and the potential for physical and cyber threats to these systems helps guide our strategy and development.

Innovation and Transformation. Experience leading or managing change and driving innovation within an organization assists us as we evolve with our industry.
Customers and Communities. Direct experience within the local business and political environment of our customer and employee base permits our Board to understand the needs and interests of our customers and communities. Expertise in marketing and customer service helps oversee the public image we cultivate.

Denotes extensive experience, knowledge, and/or expertise and indicates a primary qualification supporting the Director’s nomination.	Denotes an area in which the director has a demonstrated proficiency and indicates an ancillary qualification supporting the director’s nomination.

NorthWestern Energy | Proxy Statement | Page 18

Board of Directors
Director Nominees
Our nine director nominees currently serve on our Board and have been nominated for election to a one-year term on our Board. The biographies of these individuals follow.

Brian Bird Director since 2023 Age 62
President and Chief Executive Officer, NorthWestern Energy

Biography: Mr. Bird is the President and Chief Executive Officer of NorthWestern Energy (since January 2023). Prior to that he served as NorthWestern’s President and Chief Operating Officer (February 2021 to December 2022) and Chief Financial Officer (December 2003 to February 2021).

Mr. Bird is a member of the Board of Directors of Energy Insurance Mutual Limited (since January 2023), a provider of insurance and risk management services to utilities and the energy services industry. He also shares his leadership and financial experience as a member of the Board of Directors for the Edison Electric Institute, the American Gas Association, Feeding South Dakota and North Central Electric Assoc. (Past President). He also has served on the Sioux Empire United Way (2021 Campaign Chair), University of Idaho Utility Executive Course, and the Fed. Reserve Board 9th District Advisory Council.

Why have we nominated Mr. Bird? Our Board concluded that Mr. Bird is qualified to serve as a Board member because of his extensive experience with our Company over the past twenty years in three, high-profile leadership positions, including President and Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer. While at NorthWestern he has led our finance function, our utility operations, and our enterprise risk management function. He also lives in our service territory, providing a personal understanding of issues facing our customers and communities. In addition, his leadership roles at the Company demonstrate expertise in public utility regulatory matters and technology and security issues and proficiencies in human capital management and innovation and transformation.

Skill Highlights:
Financial Executive
Utility Operations
Regulatory and Public Policy
Risk Management / Oversight
Technology and Security
Customers and Communities
Non-Independent Director
NorthWestern Committees:
None
Other Public Boards:
None

Sherina Maye Edwards Director since 2023 Age 41
Former Chief Strategy Officer, MasTec, Inc.

Biography: Ms. Edwards is the former Chief Strategy Officer for MasTec (NYSE: MTZ), a Fortune 500 utility infrastructure company (2022). She previously served as President and Chief Executive Officer of INTREN, a subsidiary of MasTec (2020-21). Prior to that, her utility regulatory background includes positions as an energy and utilities regulatory partner at the Quarles & Brady law firm (2018-20) and as a Commissioner on the Illinois Commerce Commission (2013-17). In 2016, she was appointed by President Barack Obama and U.S. Secretary of Transportation Anthony Foxx as Co-Chair of the U.S. Department of Transportation’s Voluntary Information-Sharing System Working Group, where she provided recommendations on the protection of proprietary, security-sensitive information.
Ms. Edwards is on the board of directors of (a) Midland States Bancorp, Inc. (Nasdaq; MSBI) a community-based financial holding company headquartered in Effingham, Illinois, and the sole shareholder of Midland States Bank, serving on its risk and trust committees; and (b) Nexus Water Group, a leading regulated water and wastewater utility serving more than 1.3 million people across 20 U.S. states and two Canadian provinces.
Why have we nominated Ms. Edwards? Our Board concluded that Ms. Edwards is qualified to serve as a Board member because of her utility regulatory expertise and her leadership regarding innovation and transformation. Her experience as a state regulatory commissioner and a lawyer concerning state and federal regulatory strategies and innovation will help our Board oversee our regulatory relationships, and her leadership driving change as a chief strategy officer will help us evolve with our industry. In addition, through her career, she has developed proficiencies in the areas of utility operations, human capital management, and technology and security.

Skill Highlights Regulatory and Public Policy Innovation and Transformation Independent Director NorthWestern Committees Compensation, Governance Other Public Boards Midland States Bancorp, Inc.

NorthWestern Energy | Proxy Statement | Page 19

Board of Directors

David Goodin Director since 2024 Age 63
Retired President and Chief Executive Officer, MDU Resources Group, Inc.

Biography: Mr. Goodin retired Jan. 5, 2024, as the President and Chief Executive Officer of MDU Resources Group, Inc. (NYSE: MDU), an organization that provides essential products and services through its regulated energy delivery and construction services businesses. Mr. Goodin retired from the Board of Directors of MDU on May 14, 2024. Before becoming CEO in 2013 and over the course of his nearly 41-year career with MDU, he served in various leadership roles in the organization, including President and CEO of the Utility Group, President of Cascade Natural Gas, and EVP of Operations and Acquisitions at MDU.
Mr. Goodin has been appointed to a number of boards during his career. While CEO of MDU, he served as a member of MDU’s Board of Directors. He also has shared his leadership experience as a member of the Edison Electric Institute Board, the American Gas Association Board, the U.S. Bank Western ND Advisory Board, the Sanford West Medical Board, and the Boards of the NDSU Foundation and Alumni Association, and the Bismarck State College Foundation. His utility expertise has allowed him to serve on the Boards of the Edison Electric Institute, American Gas Association, North Central Electric Association, and Midwest Energy Association.

Why have we nominated Mr. Goodin? Our Board concluded that Mr. Goodin is qualified to serve as a Board member because of his extensive experience leading a regulated utility and infrastructure company over a 40+ year career while serving in multiple, high-profile leadership positions. Leading a utility that serves Montana provides him with a personal understanding of issues facing our customers and communities. In addition, his experience leading infrastructure and construction businesses provides expertise highly related to our public utility operations and regulatory matters.

Skill Highlights
Financial Executive
Utility Operations
Regulatory and Public Policy
Risk Management / Oversight
Customers and Communities

Independent Director

NorthWestern Committees
Audit, Operations

Other Public Boards
None

Jan Horsfall Director since 2015 Age 64
Chairman and Chief Executive Officer at Sparq, Inc.

Biography: Mr. Horsfall is the Chairman and Chief Executive Officer at Sparq, Inc., a sports-centric, artificial intelligence (AI) enabled game publisher which enables college athletes and universities to benefit from the latest name, image, likeness (NIL) policy now governing college sports. From 2022 to 2024, he also served as Chief Operations Officer at Sparq. He also is the Managing Partner (since 2019) of Red Surfboard, LLC, a business consultant practice focused on the sports, energy, agriculture, and consumer technology sectors. He also founded VoterVac (since 2015), an active marketing agency that takes a consumer-packaged goods, direct-response approach to targeting political voters.
He sits on the board of advisors for Huvr, Inc., a virtual marketplace and technology platform connecting travelers from around the world to local geographic experts in global destinations real time.
Why have we nominated Mr. Horsfall? Our Board concluded that Mr. Horsfall is qualified to serve as a Board member because of his expertise in the areas of technology and security, innovation and transformation, and customers and communities. The expertise he has developed over his career brings an entrepreneurial intellect to our Board and an intense understanding of leading-edge technology and innovation in the energy and other sectors. Mr. Horsfall bolstered his understanding of technology and security issues by obtaining a CERT Certificate in Cybersecurity Oversight (issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University) in 2017 and attending the MIT Sloan + CSAIL Artificial Intelligence: Implications for Business Strategy Program. His marketing background (current roles at Red Surfboard and VoterVac and prior prominent marketing roles at Universal Lubricants, Lycos, and Valvoline) provides valuable insights for our interactions with the customers and communities we serve. In addition, Mr. Horsfall is financially literate under Nasdaq rules and has a developed proficiency in risk management and oversight.

Skill Highlights Technology and Security Innovation and Transformation Customers and Communities Independent Director NorthWestern Committees Audit, Operations (Chair) Other Public Boards None

NorthWestern Energy | Proxy Statement | Page 20

Board of Directors

Britt Ide Director since 2017 Age 53
Chief Executive Officer, Ide Energy & Strategy

Biography: Ms. Ide is the Chief Executive Officer of Ide Energy & Strategy (since 2011), an energy and strategy consulting company. Previously she served as the interim Chief Executive Officer of the Big Sky Chamber of Commerce (2016) and Senior Counsel at Idaho Power Company.

She is the lead independent director of the Board of Directors of Nxu, Inc. (Nasdaq: NXU, formerly Atlis Motor vehicles) (since 2021), an electric vehicle battery and charging innovator, and on the Board of Directors of TechnoSylva, a software company helping utilities and fire agencies with wildfire prediction and risk analysis. She previously served as a director of PowerGem (March-Dec. 2024), and the CleanTech Acquisition Corporation (2021-22) (formerly Nasdaq: CLAQ) (until its merger with Nauticus Robotics, Inc., in September of 2022), and on the Big Sky Chamber of Commerce. She was appointed to Montana’s Clean Power Plan advisory council and as an ambassador for the Clean Energy Education & Empowerment Initiative, a U.S. Dept. of Energy, Massachusetts Institute of Technology and Stanford University collaboration.

Why have we nominated Ms. Ide? Our Board concluded that Ms. Ide is qualified to serve as a Board member because of her experience and insight as a strategic consultant in the utility and energy industry and her involvement with related innovative and developing technologies. She is experienced in risk management and oversight and how companies integrate sustainability into their strategies and a national speaker on matters including how corporations balance climate solutions with business requirements. As a resident of our service territory, she also brings a local perspective on relevant regulatory, political, and community issues. In addition, she has demonstrated proficiency in the areas of utility operations and regulatory and public policy matters.

Skill Highlights Risk Management / Oversight Innovation and Transformation Customers and Communities Independent Director NorthWestern Committees Compensation, Governance (Chair) Other Public Boards Nxu, Inc.

Kent Larson Director since 2022 Age 65
Retired Executive Vice President and Group President, Xcel Energy, Inc.

Biography: In 2020, Mr. Larson concluded a 38-year career with Xcel Energy, Inc., an electric and natural gas utility holding company, retiring as its Executive Vice President and Group President, following a series of progressive leadership roles with the company. He directed overall operations for Xcel Energy, including overseeing $45 billion of assets, a $5 billion annual capital budget, $3.5 billion annual operating and fuel budget, and 8,000 employees, as well as providing strategic direction and leadership to the company’s generation, transmission, distribution, gas, energy trading, and supply chain businesses.

He currently serves on the board of directors of Adolfson & Peterson Construction Company, a construction company, and Quanta Services West, a utility construction company and subsidiary of Quanta Services. He previously served on the board of directors of Regions Hospital, a hospital based in St. Paul, Minnesota, providing specialty care across the Twin Cities and western Wisconsin.

Why have we nominated Mr. Larson? Our Board concluded that Mr. Larson is qualified to serve as a Board member because of his expertise and extensive career leading all facets of utility operations for Xcel Energy. Due to his experience, he possesses a keen understanding of the risks facing utilities and how to oversee, manage, and mitigate those risks, and he was responsible for interfacing with Xcel Energy’s communities, including South Dakota. His involvement in all areas of the operations of a large utility has developed his proficiencies in the areas of finance, regulatory and public policy, human capital management, technology and security, and innovation and transformation.

Skill Highlights Utility Operations Risk Management / Oversight Customers and Communities Independent Director NorthWestern Committees Audit, Operations Other Public Boards None

NorthWestern Energy | Proxy Statement | Page 21

Board of Directors

Linda Sullivan Director since 2017 Age 61
Retired Executive Vice President and Chief Financial Officer of American Water

Biography: Ms. Sullivan is the retired Executive Vice President and Chief Financial Officer (CFO) of American Water Works Company, Inc., the largest publicly traded U.S. water and wastewater utility company (2014-19). There, she also led operational responsibilities for technology, cyber and physical security, supply chain, research and development, and environmental compliance. Prior to that, Ms. Sullivan served in progressive leadership roles at the Edison International Companies for 22 years, ascending to Senior Vice President and CFO of Southern California Edison (2009-14). Early in her career, she was a Senior Auditor with Arthur Andersen, LLP. Ms. Sullivan has been a Certified Public Accountant since 1991 (inactive) and a Certified Management Accountant since 1995.

Ms. Sullivan is a member of the Board of Directors of PPL Corporation, a regulated energy company (NYSE: PPL), serving on its finance and audit committees (since January 2023). From 2020 to 2024, she served on the Board of Directors for AltaGas Ltd., a North American energy infrastructure business (TSE: ALA), serving on its audit (chair from 2022-24) and human resources and compensation committees. She also previously served on the Financial Advisory Board of the U.S. Environmental Protection Agency, and other non-profit boards supporting underserved communities.

Why have we nominated Ms. Sullivan? Our Board concluded that Ms. Sullivan is qualified to serve as a Board member because of her experience as a financial executive, extensive expertise in the utility industry, and expertise with technology, cyber security, and risk management oversight. Through her experience as an external auditor of utilities and progressive leadership roles (including chief financial officer) for utilities, she has developed expertise in financial reporting, internal controls, and capital structure, as well as risk management and oversight. Her experience also led to an intimate understanding of utility operations. She is an audit committee financial expert under SEC standards and financially literate under Nasdaq rules. Her career has led to proficiencies in matters concerning regulatory and public policy, human capital management, technology and security, innovation and transformation, and customers and communities.

Skill Highlights Financial Executive Utility Operations Risk Management / Oversight Technology and Security Independent Director NorthWestern Committees Board Chair Other Public Boards PPL Corporation

Mahvash Yazdi Director since 2019 Age 73
President, Feasible Management Consulting

Biography: Ms. Yazdi is the President of Feasible Management Consulting, specializing in strategic consulting within the utility/power, telecommunications, electric transportation/mobility, and renewable energy industries (since 2012). She is the former Senior Vice President and Chief Information Officer (1997-2012) of Edison International and Southern California Edison.

Ms. Yazdi is the lead independent director of the board for Anterix, Inc. (Nasdaq: ATEX), a leading wireless telecommunications company, and the Chair of the Energy Advisory Board for Prologis (NYSE: PLD), helping one of the world’s largest logistic companies navigate new ventures in renewable energy, mobility, and sustainability. She also is a member of the Advisory Board of Infosys Corporation and serves in a strategic advisory role for Energy Capital Ventures.

Why have we nominated Ms. Yazdi? Our Board concluded that Ms. Yazdi is qualified to serve as a Board member because of her executive experience with a large public utility and expertise in the areas of human capital management, technology and security, and innovation and transformation. As a nationally recognized former chief information officer, she possesses cyber security expertise with extensive experience leading transformation and technology implementation, such as smart meter and smart grid programs. In the utility/power industry, she was charged with setting strategies and leading people to achieve greater growth, efficiency and performance. In addition, through her accomplished career, she has developed proficiencies in the areas of regulatory and public policy and risk management and oversight.

Skill Highlights
Utility Operations
Human Capital Management
Technology and Security
Innovation and Transformation

Independent Director

NorthWestern Committees
Compensation (Chair), Operations

Other Public Boards
Anterix, Inc. (Lead Independent)

NorthWestern Energy | Proxy Statement | Page 22

Board of Directors

Jeffrey Yingling Director since 2019 Age 65
Co-Founder, General Partner, Energy Capital Ventures

Biography: Mr. Yingling is a Co-Founder and General Partner of Energy Capital Ventures, a strategic venture fund formed to invest in early-stage energy companies (since 2020). Immediately prior to forming this fund, Mr. Yingling concluded an investment banking career with over 30 years involved in the power and utility sector. Most recently, he served as Senior Advisor in Investment Banking at Guggenheim Securities, specializing in power, energy, and renewables (2017-20). Prior to that, he held various roles at J.P. Morgan Securities, including as Managing Director and Head of Midwest Investment Banking, and at Morgan Stanley, Dean Witter Reynolds, and The First Boston Corporation.

Mr. Yingling is a member of the board of directors of LendingPoint Consolidated, Inc., a data and technology platform that originates unsecured personal loans direct to consumers online and at the point of sale. He previously served on the board of directors of Navigant Consulting, Inc. (formerly NYSE: NCI) (2018-19), before it was acquired by another company. He also serves on the board of Big Bike Parts, Inc., a privately held designer, manufacturer, and distributor of motorcycle and power sports parts and accessories.

Why have we nominated Mr. Yingling? Our Board concluded that Mr. Yingling is qualified to serve as a Board member because of his 35+ years of financial, managerial, and strategy experience acquired from senior executive and management-level positions at leading international financial institutions and in the professional service sector, particularly with respect to the power and energy industry. He is an audit committee financial expert under SEC standards and financially literate under Nasdaq rules. Mr. Yingling’s investment banking career and current position with Energy Capital Ventures has also provided him with expertise with respect to innovations and transformations occurring within the utility industry and managing the associated risks, as well as a developed proficiency concerning technology issues.

Skill Highlights Financial Executive Risk Management / Oversight Innovation and Transformation Independent Director NorthWestern Committees Audit (Chair), Governance Other Public Boards None
Communications with Our Board
You may contact members of our Board, individually or as a group, by sending your communication to our corporate secretary at the address provided below. The corporate secretary will forward any communication received to the intended recipient.
NorthWestern Energy
3010 West 69th Street
Sioux Falls, South Dakota 57108
Attn: Corporate Secretary
Director Succession Planning
Our Governance Committee leads the director succession planning process that includes an ongoing review of the individual skill sets of current members and consideration of additional skills that could be beneficial for the Board in the future, with a particular focus on the Company’s strategy and emerging risks. It also reviews the tenure of each existing Board member and discusses potential timing for inviting new members to join the Board. This process has allowed us to gradually refresh each of our independent directors in an orderly manner since 2016.
Director Candidate Evaluation
Our Governance Committee evaluates each director candidate to determine whether the Board should recommend such candidate as a director nominee. In considering new individuals for nomination as directors, the committee is authorized to engage third-party advisers, including search firms to assist in the identification and evaluation of candidates if necessary. However, the committee typically solicits recommendations from its current directors.

NorthWestern Energy | Proxy Statement | Page 23

Board of Directors
The Company’s goal is to maintain a diverse Board that operates cohesively and challenges management in a constructive way. The Governance Committee has not established specific minimum qualifications for director nominees or set forth specific qualities or skills that it believes are necessary for directors to possess. Instead, when considering director candidates, the committee considers the diversity of our Board (without placing disproportionate emphasis on any one factor) and takes into account whether the Board as a whole has the skills, experience, and background that add to and complement the range of skills, experience, and background of each director based on the following: integrity, accomplishments, business acumen, experience and education, commitment, representation of shareholders, industry knowledge, independence, and financial literacy. With the exception of the Company’s CEO, all of our directors are independent, as required by our Corporate Governance Guidelines.
When nominating persons to serve on our Board, the Governance Committee considers individuals who can add value to the strategic policymaking and oversight responsibilities of the Board. A director’s ability and available time to contribute to the Board and his or her participation on other boards also are considered because we believe these factors enhance the quality of the Board’s decision-making, its oversight of management, and our business overall. The committee believes that the nominees for election at this year’s annual meeting collectively possess the experience, skills, and attributes necessary to lead the Company to a successful future.
Our Governance Committee also has the responsibility for considering nominees for directors properly recommended by shareholders. A shareholder who wishes to submit a candidate for consideration at the annual meeting of shareholders must notify our corporate secretary in writing not less than 90 days and no more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. The shareholder’s written notice must include information about each proposed nominee, including name, age, business address, principal occupation, and other information required in proxy solicitations. The notice also must include the shareholder’s name and address, the number of shares of our common stock beneficially owned by the shareholder and any arrangements or understandings between the nominee and the shareholder. The shareholder also must furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director.
The manner in which the Governance Committee evaluates candidates recommended by shareholders is generally the same as candidates from other sources. It also will seek and consider information concerning the relationship between the recommending shareholder and the candidate to determine if the candidate can represent the interests of all shareholders. The Governance Committee will not evaluate a candidate recommended by a shareholder unless the shareholder notice states that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service publicly disclosed by NorthWestern Energy, and to provide all of the information required to conduct a nomination evaluation.
Nomination of New Director
Through ongoing discussions and as part of its succession planning process (as described above), when Mr. Clark announced his resignation, effective December 31, 2024, the Board identified a need for additional utility operational expertise, as well as substantial experience as a utility CEO. The Governance Committee then assembled a pool of candidates with executive experience operating a utility (along with other helpful and complementary skills) based on recommendations from independent directors and our CEO.
After meeting with several potential director candidates, the Board determined Dave Goodin possessed the skills and qualities, including utility operations and CEO experience, that would enhance the Board’s collective skill set. Mr. Goodin was recommended by several of our independent directors and our CEO. Thus, in December 2024, our Board temporarily increased its size to ten members and elected Mr. Goodin to serve as a director until the 2025 annual meeting, at which time he would be considered for re-election to the Board by the shareholders; his biography appears above with our other director nominees. If our shareholders do not support all of our director nominees, our Board may act to reduce the size of our Board rather than fill any resulting vacancy.
Director Resignation Vote Policy
The Board has in place a Majority Plus Resignation Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of “WITHHOLD

NorthWestern Energy | Proxy Statement | Page 24

Board of Directors
AUTHORITY” votes from his or her election than votes “FOR” such election (or a Majority Withheld Vote) shall promptly offer his or her resignation following certification of the shareholder vote.
Under this policy, the Governance Committee shall promptly make a recommendation to the Board regarding the resignation offer and possible responses based on the circumstances that led to the Majority Withheld Vote, if known. The Board must act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K.
Any director who tenders his or her resignation pursuant to this policy shall not participate in the Governance Committee’s recommendation or Board’s action regarding whether to accept the resignation offer. However, if each member of the Governance Committee receives a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers, with each director recusing himself or herself from consideration of his or her resignation offer.
Board Independence
Independent Board Chair
Our Board has placed the responsibilities of the Board Chair with an independent member of the Board. We believe this provides optimum accountability between the Board and our executive team. In our view, it is beneficial to have an independent Chair whose sole responsibility is leading our Board members as they provide leadership to our executive team.
Our Board Chair is responsible for providing leadership and facilitating communication among the directors; setting the Board meeting agendas in consultation with the CEO; presiding at Board meetings, executive sessions, and shareholder meetings; and serving as an ex-officio member of each Board committee. This delineation of duties allows the CEO to focus his attention on managing the day-to-day business of the Company. We believe this structure provides strong leadership for our Board, while positioning our CEO as the leader of the Company in the eyes of our customers, employees, and other stakeholders.
Each regularly scheduled Board and committee meeting provides the opportunity for executive sessions of the non-employee directors without management in attendance. These executive sessions are chaired by our independent Board Chair or the independent Chair of the respective committee.
Determination of Independence and Family Relationships
All of our directors are independent, with the sole exception of our CEO. A director is considered independent if he or she qualifies as “independent” under (1) Nasdaq standards and any applicable laws and (2) he or she (a) has never been an employee of the Company or any of its subsidiaries, (b) is not a close relative of any management employee of the Company, (c) provides no services to the Company, and is not employed by any firm providing major services to the Company, other than as a director, and (d) receives no compensation from the Company other than director fees and benefits. The Board’s determination of independence is based upon a review of the questionnaires submitted on an annual basis by each director, the Company’s relevant business records, publicly available information and the applicable SEC and Nasdaq requirements.
Based on its review, the Board determined that each of the existing non-employee directors (Messrs. Goodin, Horsfall, Larson, and Yingling and Mses. Edwards, Ide, Sullivan, and Yazdi) is independent as defined in the listing standards noted above. Our final director, Mr. Bird, is an executive officer of the Company and, therefore, is not independent.

NorthWestern Energy | Proxy Statement | Page 25

Board of Directors
In addition to the independence assessment of our 2025 slate of nominees, our Board reviewed our current directors and executive officers to determine the existence of any family relationships not more remote than first cousins and determined that no such family relationships exist.
Board Committees

We have four Board committees composed solely of independent directors, each with a different independent director serving as chairperson of the committee. Our Board committees are:
•Audit, Finance, and Risk (Audit);
•Nominating and Governance (Governance);
•Human Resources (Compensation); and
•Safety, Environment, Technology and Operations (Operations).
COMMITTEES 100% INDEPENDENT
Our Board holds its committee meetings sequentially (i.e., committee meetings do not overlap with one another). As a result of holding sequential meetings, each Board member can attend each committee meeting. We believe this practice is highly beneficial to our Board as a whole and the Company in general because each Board member is aware of the detailed work conducted by each Board committee. This practice also affords each of our Board members the opportunity to provide input to the committee members before a committee reaches any conclusions.

Audit, Finance, and Risk Committee

“The Audit Committee has an uncompromising focus on the integrity of financial information and a robust approach to enterprise risk management. To help ensure direct and candid communication, the committee meetings have broad participation by Company management and the Board. In addition, the committee conducts private and separate executive sessions with the chief audit and compliance officer, Company management, external auditors and the committee itself.”
Jeffrey Yingling,
Audit Committee Chair
Current Members
Jeffrey Yingling (Chair)
David Goodin
Jan Horsfall
Kent Larson

	Meetings in 2024	4
Audit, Finance, and Risk Committee Primary Responsibilities
The Primary Responsibilities of our Audit Committee are to provide oversight of:
•The Company’s accounting and financial reporting processes;
•The audit and integrity of the Company’s financial statements;
•The Company’s compliance with legal and regulatory requirements;
•The independent auditor’s qualifications and independence;
•The Company’s internal audit function and independent auditors;
•The Audit Committee Report for the Company’s proxy statement;
•Significant financings, dividend policy, and dividend payment recommendations;
•Enterprise risk management, business continuity, and the Company’s compliance with legal and regulatory requirements; and
•Such other duties as directed by the Board.
Audit Committee Financial Expertise, Financial Literacy, and Independence
The Board determined that each member of the Audit Committee is financially literate within the meaning of Nasdaq listing standards and is independent, as defined in the listing standards of the Nasdaq and the SEC

NorthWestern Energy | Proxy Statement | Page 26

Board of Directors
regulations. The Board also determined that Ms. Yingling qualifies as an audit committee financial expert under the applicable SEC regulations.
Audit Committee Report
The Audit Committee Report is included on page 12 of this proxy statement.
Audit Committee Charter
The Audit Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2024. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

Governance Committee

“Corporate governance is paramount at NorthWestern. We believe strong governance leads to investor and other stakeholder confidence in the Company and are proud of the national recognition our governance practices continue to receive.”
Britt Ide,
Governance Committee Chair
Current Members
Britt Ide (Chair)
Sherina Maye Edwards
Jeffrey Yingling

Meetings in 2024	6
Governance Committee Primary Responsibilities
Our Nominating and Governance Committee (Governance Committee) primary responsibilities are:
•Nominating and qualifying Board members, including recommending nominees for the Board and succession planning regarding current Board members;
•Determining the composition of the Board and its committees;
•Overseeing public image, including sustainability and diversity and inclusion matters;
•Reviewing public policy, including government relations and community support;
•Monitoring a process to assess Board effectiveness; and
•Developing and implementing corporate governance principles.
The Governance Committee also reviews and oversees our position on corporate social responsibilities, such as public policy issues that significantly affect us, and our shareholders, customers, and other key stakeholders.
Governance Committee Independence
Each member of our Governance Committee meets the independence requirements under the Nasdaq corporate governance listing standards.
Governance Committee Charter
The Governance Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2024. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

NorthWestern Energy | Proxy Statement | Page 27

Board of Directors

Compensation Committee

“Our compensation philosophy is designed to align the interests of our shareholders, customers, employees, and regulators. We demonstrate care for our employees by providing flexibility and meaningful work in an equitable workplace with competitive compensation and opportunities for development, engagement, health, and safety.”
Mahvash Yazdi,
Compensation Committee Chair
Current Members
Mahvash Yazdi (Chair)
Sherina Maye Edwards
Britt Ide

Meetings in 2024	6
Compensation Committee Primary Responsibilities
Our Compensation Committee acts on behalf of and with the concurrence of the Board with respect to:
•Compensation, benefits, and other employment matters for executives;
•Stock-based compensation plans for employees;
•The election and appointment of executive officers and other officers;
•The assessment of the performance of the CEO;
•Succession planning for the CEO, executives and other officers; and
•The compensation of non-employee members of the Board.
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee also considers input on executive compensation from Towers Watson and our CEO and CFO. Our Compensation Committee has delegated some of the administration of our executive compensation and benefits plans to our Compensation and Benefits Department.
Compensation Committee Independence
Each member of our Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act and independent under the standards of the Nasdaq.
Compensation Committee Report
The Compensation Committee Report is included at page 49 of this proxy statement.
Compensation Committee Charter
Our Compensation Committee is actually called the Human Resources Committee because its responsibilities extend beyond the realm of compensation to other human resource and employee issues. The committee operates pursuant to a charter that is reviewed annually and was last amended in October 2024. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Independent Compensation Consultant
The Compensation Committee has directly retained Towers Watson as its independent, external compensation consultant for the last several years. Towers Watson is an independent consulting firm that provides services in the areas of executive compensation and benefits and has specific expertise in evaluating compensation in the utility industry. Towers Watson reports directly to the Compensation Committee and, at the Compensation Committee’s request, provides an annual evaluation and analysis of trends in both executive compensation and director compensation. Towers Watson also evaluates other compensation issues at the direct request of the Compensation Committee.

NorthWestern Energy | Proxy Statement | Page 28

Board of Directors
The Compensation Committee evaluated the following six factors to assess independence and conflicts of interest before it engaged Towers Watson to do work in 2024:
1. The provision of other services to the Company by Towers Watson.
2. The amount of fees received from the Company by Towers Watson, as a percentage of the firm's total revenues.
3. The policies or procedures of Towers Watson that are designed to prevent conflicts of interest.
4. Any business or personal relationship of a member of the Compensation Committee with the regular members of the Towers Watson executive compensation team serving the Company.
5. Any stock of the Company owned by the regular members of the Towers Watson executive compensation team serving the Company.
6. Any business or personal relationships between the executive officers of the Company and the regular members of the Towers Watson executive compensation team serving the Company.
The Compensation Committee also obtained a representation letter from Towers Watson addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee’s evaluation of these factors and the representations from Towers Watson, the Compensation Committee concluded that Towers Watson is an independent adviser and has no conflicts of interest with us.

Safety, Environmental, Technology, and Operations Committee

“After the advent of the Safety, Environmental, Technology and Operations Committee four years ago, we've been able to delve much deeper into the critical issues within these areas that are so important to a public utility. We want our employees to return home safely every day, after serving as stewards of critical infrastructure for our communities and using technology to improve the efficiencies of our operations.”
Jan Horsfall,
Operations Committee Chair
Current Members
Jan Horsfall (Chair)
Dave Goodin
Kent Larson
Mahvash Yazdi

Meetings in 2024	4
Operations Committee Primary Responsibilities
Our Board has delegated to our Safety, Environmental, Technology, and Operations Committee (Operations Committee) the following areas of oversight:
•Safety;
•Environmental compliance practices;
•Security (including physical and cyber security, and business continuity);
•Operations; and
•Innovation, including emerging or competing technologies and alternative energy resources.
Operations Committee Independence
Each member of our Operations Committee is independent.
Operations Committee Charter
The Operations Committee was created in early 2020 to allow the Board, through this committee, to devote more time to safety, environmental, technology, and operations matters. The Operations Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2024. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

NorthWestern Energy | Proxy Statement | Page 29

Board of Directors
2024 Director Pay
Our non-employee directors received cash and stock compensation in 2024. Each Board member received an annual cash retainer and an annual unrestricted stock award. The Board chair, committee chairs, and committee members received additional compensation for those roles. We paid all compensation on a quarterly basis.
The Board established its compensation levels for 2024 based upon the analysis and advice of Towers Watson, who reviewed the competitive market data for our peers and provided recommendations to the Board. The table below presents the 2024 compensation schedule for our non-employee directors.

2024 Non-Employee Director Compensation Schedule	Cash ($)	Shares (#)
New Member Initial Stock Grant	—	1,000
Board Chair Annual Retainer (1)	150,000	3,750
Board Member Annual Retainer	50,000	2,750
Committee Chair Annual Retainer	15,000	—
Committee Member Annual Retainer	10,000	—
(1) The Board chair does not receive the Board Member annual cash and stock retainers.
The Company also reimburses non-employee directors for the cost of participation in approved continuing education programs and reasonable expenses incurred with traveling for Board and committee meetings. Non-employee directors are not eligible to participate in our retirement plans, and we do not compensate employee directors for service on the Board.
Non-employee directors may elect to defer up to 100 percent of any qualified cash or equity-based compensation that would be otherwise payable to them, subject to compliance with the Director Deferred Plan and Section 409A of the Internal Revenue Code. For those directors who defer their compensation under the Director Deferred Plan, the retainer or stock grant is the value utilized to determine the amount of deferred compensation. The deferred compensation may be invested in deferred stock units of the Company’s common stock or in designated investment options that substantially mirror the qualified employee 401(k) plan options. Based on the election of the non-employee director, other than on account of death, he or she will receive a distribution either in a lump sum or in approximately equal installments over a designated number of years (not to exceed 10 years). Distributions of DSUs will be equal to one share of the Company’s common stock for each DSU. The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments.
The table below sets forth the compensation received by our non-employee director nominees in 2024.

	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Sherina Maye Edwards	70,000	143,773	213,773
David Goodin (2)	5,833	67,890	73,723
Jan Horsfall, Operations Chair	85,000	143,773	228,773
Britt Ide, Governance Chair	70,000	143,773	213,773
Kent Larson	70,000	143,773	213,773
Linda Sullivan, Board Chair	128,335	179,103	307,438
Mahvash Yazdi, Compensation Chair	85,000	143,773	228,773
Jeffrey Yingling, Audit Chair	85,000	141,485	226,485
(1)    The values for stock awards reflect the grant date fair value of the awards, calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation. The grant date fair value of annual stock awards made during 2024 were (a) with respect to deferred awards elected by Director Yingling, $48.12 per share for the first quarter grant, $50.44 for the second quarter, $53.77 for the third quarter, and $53.46 for the fourth quarter; (b) with respect to undeferred awards received by Directors Edwards, Horsfall, Ide, Larson, Sullivan, and Yazdi, $50.89 per share for the first quarter grant, $50.93 for the second quarter, $50.08 for the third quarter, and $57.22 for the fourth quarter; and (c) with respect to the sign-on and pro-rated grants received by Director Goodin at the time of his election on December 1, 2024, at $55.24 per share, the closing stock price on November 29, 2024. The 2024 stock awards were deferred by Director Yingling under the Director Deferred Plan described above.
(2)    Mr. Goodin joined the Board effective December 1, 2024.

NorthWestern Energy | Proxy Statement | Page 30

Executive Pay

Compensation Discussion & Analysis 32
Compensation Committee Report 49
2024 Executive Pay 49
CEO Pay Ratio 58
Pay vs. Performance 59
Supplemental Pay vs. Performance 61

Compensation Discussion and Analysis
The Compensation Discussion and Analysis (CD&A) explains how we pay our executives and how the Compensation Committee of our Board oversees executive pay, including the rationale and processes the committee used to set executive pay in 2024. The CD&A summarizes the objectives and specific elements of our 2024 pay program, including cash, stock, and post-termination compensation. The CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow it.
This CD&A is organized into the following sections:
Executive Summary
2024 Results
In 2024, we continued to efficiently manage our business to achieve operational success while we set the framework for future growth by (1) initiating and settling a natural gas rate review in South Dakota and initiating general rate reviews in Montana and Nebraska, (2) improving our generation capacity available to serve customers with reaching commercial operation at our Yellowstone County Generating Station and announcing additional future generation acquisitions, and (3) announcing the opportunity to serve two separate large-load data center projects. We also made substantial progress on the implementation of our wildfire mitigation plan which will help keep our customers safe and protect the critical infrastructure upon which our customers rely. These achievements are aligned with the strategic pillars that support our business — reliability, affordability, and sustainability.
Our 10.5 percent shareholder return for 2024 ranked 9th among our 13-member peer group, trailing the peer group average of 12.9 percent. Meanwhile, our net income and EPS increased over 2023, exceeding our expectations. On the operational side, we worked safely, while providing customers with reliable service above target, and our customer satisfaction ratings improved over last year.

2024 Basic Earnings Per Share Our basic EPS increased 13.7 percent to $3.66 in 2024 from $3.22 in 2023.	Total Shareholder Return Our TSR was 10.5 percent for the one-year period ending Dec. 31, 2024, ranking 9th of our 2024 peer group (12.9 percent average).	Dividend Yield Our dividend of $2.60 per share provided a dividend yield of 4.9 percent based on our stock price at the end of 2024.

Safety In 2024, we worked safely, but our lost time incident rate was slightly lower than target.	Reliability The reliability of our electric and natural gas systems was significantly better than target.	Customer Service In 2024, our JD Power customer satisfaction scores were better than target.

NorthWestern Energy | Proxy Statement | Page 32

Compensation Discussion and Analysis
The overall pay our NEOs received in 2023 was in the bottom quartile of our 2024 peer group, which is identified on page 33 of this proxy statement. 2023 is the most recent year for which peer group executive compensation is publicly available at this time. Based on such 2023 compensation data:
•Our NEOs had an average compensation per NEO that was less than all but one of the other 12 companies in our 2024 peer group ($1.29 million for us versus $2.13 million for the peer median) (excluding changes in pension value); and
•Our CEO’s total compensation was approximately 63 percent of the median total compensation (excluding change in pension value) of the CEOs in our 2024 peer group.

Named Executive Officers in 2024
Brian Bird	Bobbi Schroeppel
President and Chief Executive Officer	Vice President – Customer Care, Communications and HR
Crystal Lail	John Hines
Vice President and Chief Financial Officer	Vice President – Supply / Montana Govt Affairs
Shannon Heim
General Counsel and Vice President, Federal Gov't Affairs

We consider our executive pay program to be instrumental in helping us achieve our business objectives and effective in rewarding our executive officers for their role in achieving strong financial and operational performance. Based on our performance and our compensation outcomes, we are requesting your support of Proposal No. 3—Advisory Vote to Approve Named Executive Officer Compensation.
Our overarching philosophy is that we should structure executive pay to be consistent with our peers and to align the long-term interests of our executives, shareholders, and customers so the pay appropriately reflects performance in achieving financial and non-financial operating objectives. To live up to this philosophy, we believe that a significant portion of an executive’s pay should be at risk in the form of either performance-based incentive awards that are only paid if the individual and Company performance targets are met or time-based equity grants.
Our executive pay program is designed to:
•Attract and retain a high-quality executive team by providing competitive pay and benefits that reflect our financial operational size;
•Reward executives for both individual and Company performance (based on financial, reliability, customer care, and safety metrics) through performance-based, at-risk pay; and
•Maximize long-term shareholder value by emphasizing financial performance, reliability, safety, and customer satisfaction.
Our 2024 Peer Group
Our Compensation Committee (a) selects the members of our peer group and periodically examines whether peers continue to meet the criteria for inclusion described below, and (b) uses our peer group for both compensation and performance benchmarking. As part of the peer group selection process, the Compensation Committee receives advice from Towers Watson to create a peer group that includes companies that: (1) maintain a regulated utility industry perspective which emphasizes operational excellence and customer satisfaction as a means to create shareholder value; (2) reflect our labor market for key executive talent and are part of high-cost geographic areas; and (3) have similar revenue, market capitalization, and return-based measures of performance.
For 2024, based on these criteria and the advice of Towers Watson, our Compensation Committee did not make any changes to our peer group from 2023.

NorthWestern Energy | Proxy Statement | Page 33

Compensation Discussion and Analysis

2024 Peer Group	Market Capitalization (1)	Revenue (2)

ALLETE, Inc. (ALE)
Avista Corporation (AVA)
Black Hills Corporation (BKH)
IDACORP, Inc. (IDA)
MGE Energy Inc. (MGEE)
NorthWestern Energy (NWE)
Northwest Natural Holding Co. (NWN)
OGE Energy Corp. (OGE)
ONE Gas Inc. (OGS)
Otter Tail Corporation (OTTR)
Portland General Electric Company (POR)
Spire Inc. (SR)
TXNM Energy, Inc. (TXNM)

(1)     Market capitalization range of our peer group as of March 6, 2025.
(2)     Range of publicly available trailing twelve months total revenues for our peer group as of March 6, 2025.
Our Pay Practices
Our executive pay program accomplishes our goals by incorporating certain pay practices while avoiding other, more problematic or controversial practices.

What We Do	Place a significant portion of executive pay at risk by granting incentive awards that are paid, if earned, based on continuing annual and long-term individual and Company performance.
Utilize multiple performance metrics for long-term incentive awards that align executive and shareholder interests.
Target executive pay around the median of our peers, while also considering trade area economics, turn-over, tenure, experience, and other factors.
What We Don’t Do ✗	Provide change in control payments exceeding three times base salary and target bonus. Our only change in control provision appears in our Equity Compensation Plan and provides for the immediate vesting or cash payment of any unvested equity awards upon a change in control.
Grant stock options. No stock options are currently outstanding, and none have been issued under our Equity Compensation Plan.
Allow option repricing or liberal share recycling. These practices are expressly prohibited under our Equity Compensation Plan.
Use employment agreements to promise multi-year guarantees for salary increases.
Provide perquisites for executives that differ materially from those available to employees generally.
Pay tax gross-ups to our executives.
Pay dividends or dividend equivalents on unvested performance shares or units.
Allow our executives or directors to hedge Company securities.
Pay Package
For 2024, our executive pay package included three components — base salary, an annual cash incentive award, and a long-term equity incentive award which is split 70/30 between performance-based and time-based restricted share units. Our annual cash incentive award and 70 percent of our long-term equity incentive award are performance-based.

NorthWestern Energy | Proxy Statement | Page 34

Compensation Discussion and Analysis
The following table provides a high-level summary of our 2024 executive pay package. Please refer to the Pay Components section later in this CD&A for a more detailed summary of how we pay our executives.

Component	Description	Why we include this component	How we determine amount	Decisions for 2024	Reason for Change
Base Salary	Short-term fixed cash compensation	Provide a base level of compensation for executive talent	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	All NEOs received increases above the 3.85 percent increase provided to certain employees to align total compensation with the market median, and for certain NEOs, to reflect recent promotions	Remain market competitive, provide cost of living adjustment, and reflect increased responsibilities
Annual Cash Incentive	Short-term variable cash compensation, based on corporate performance against annually established metrics (financial, safety, reliability, and customer satisfaction) and individual performance	Motivate employees to meet and exceed annual Company objectives that are part of our strategic plan	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	Updated performance targets; increased incentive target for four NEOs to align total compensation with market	Remain market competitive
Long-Term Equity Incentive	Performance Unit Awards (70%): Long-term variable, equity compensation, paid following three-year vesting period if financial performance metrics (EPS, ROAE, and TSR) are achieved	Provide market-competitive, performance-based compensation opportunities while aligning interests of executives and shareholders; value of award is substantially dependent upon the changing value of our common stock in the market	Market survey of similar peer group roles and responsibilities and assessment of the strategic value of each position	Updated performance targets; increased incentive target for NEOs to align total compensation with market and, for certain NEOs, to reflect recent promotions	N/A
	Restricted Unit Awards (30%): Long-term at risk, equity compensation, paid following three-year restricted period	Provide market-competitive, equity compensation opportunities while aligning interests of executives and shareholders; value of award is substantially dependent upon the changing value of our common stock in the market	Market survey of similar peer group roles and responsibilities and assessment of the strategic value of each position	Increased incentive target for NEOs to align total compensation with market and, for certain NEOs, to reflect recent promotions	N/A
Say-on-Pay Results
At our annual meeting in 2024, our shareholders continued to show strong support of our executive pay program, with 98.9 percent of the votes approving the say-on-pay resolution.
Those 2024 voting results occurred after the Compensation Committee took action to approve 2024 pay. Nevertheless, the Compensation Committee and the Board reviewed that feedback from shareholders when establishing executive pay for 2025. The Compensation Committee believes the results from our 2024 annual meeting affirm our shareholders’ continued support of the Company’s approach to executive pay.

NorthWestern Energy | Proxy Statement | Page 35

Compensation Discussion and Analysis
How We Set Pay
Compensation Committee
The Compensation Committee, composed entirely of independent directors, is responsible for the oversight of:
•Pay, benefits, and other employment matters for executives;
•Stock-based pay plans for employees;
•The election and appointment of executive officers and other corporate officers;
•CEO performance; and
•Director pay.
The Compensation Committee considers several factors when it sets executive pay — all of which ultimately influence our executive pay program.

Align Interests. Provide pay that aligns management (and employee) interests with those of shareholders and customers.	Peer Comparison. Establish overall pay approximating the median of our peer group and applicable position comparisons.	Attract Talent. Set pay that will attract talent from both within and outside the utility industry.

Economic Circumstances. Set pay based on economic circumstances, including turnover and retention considerations.	Pay for Performance. Tie all components of incentive pay to the Company’s short- and long-term financial and operational performance.	No Executive Perks. Executives participate in the same benefits plans available to all non‑union employees, with no additional perquisites, other than executive physicals.

Our Compensation Committee has the authority to delegate certain responsibilities and has delegated some of the administration of our executive compensation and benefits plans to our Compensation and Benefits Department.
Independent Compensation Consultant
To help determine executive pay, the Compensation Committee retains Towers Watson, for advice regarding the general competitive landscape and trends in executive and director pay. In addition to Towers Watson attending each committee meeting, the Compensation Committee meets with Towers Watson as needed, and the chair of the Compensation Committee communicates directly with the consultant in between meetings. Towers Watson advises the committee on several matters including (1) competitive analysis (including in relation to our 2024 peer group), (2) incentive plan design, (3) updates on trends in executive and director compensation, (4) peer group composition, and (5) other compensation-related matters as requested by the committee.
Decision-Making Process and Role of Executive Officers
The Compensation Committee works with Towers Watson to analyze competitive market data to determine appropriate base salary levels, annual incentive target levels, and long-term incentive target levels for all of our executives, paying particular attention to applicable comparisons with our 2024 peer group. When making comparisons to the peer group, the Compensation Committee seeks to establish compensation levels that approximate its median. After determining appropriate levels, the Compensation Committee recommends both CEO and executive officer pay to the Board for approval. The CEO is not a member of the Compensation Committee and does not vote on Board matters concerning executive pay.
With respect to CEO pay, the Compensation Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of pay based on both individual and Company performance. For the other executive officers, the CEO and CFO make recommendations to the Compensation Committee for all elements of pay based on individual performance, market data from our peer group and

NorthWestern Energy | Proxy Statement | Page 36

Compensation Discussion and Analysis
published survey data. The Compensation Committee reviews, discusses, modifies, and approves, as appropriate, these recommendations.
The Compensation Committee’s annual process for setting executive pay follows the general timeline depicted below.

July Review and discuss timeline for setting executive pay	October Review materials from independent compensation consultant:
•Executive pay overview •Peer compensation analysis •Preliminary design of annual and long-term incentive opportunities

December Evaluate overall executive pay program:	February Finalize executive pay:
•Review preliminary five-year financial plan •Approve upcoming annual incentive plan grants •Review proposed LTIP grants
•Approve final five-year financial plan
•Approve executive pay
•Approve LTIP grants and discretionary contributions under the Officer Deferred Plan
•Review performance metrics results for prior year and approve payouts for current annual incentive plan and vesting of LTIP

At each of its regularly scheduled meetings throughout the year, the Compensation Committee reviews the Company’s performance under our outstanding annual and long-term incentive plans.
Targeted Pay and Competitive Analysis
Pay Philosophy
We target base salary, annual cash incentive awards, and long-term equity grants, as well as total pay, to be market competitive for our executive officers. Our Compensation Committee believes that the best proxy to determine market competitiveness of pay is the median of our peer group, including individual pay components, as well as total pay. However, because comparative data is one of several tools that is used in determining executive officer compensation, competitiveness of compensation may fluctuate based on a number of factors, including:
•The level of achievement of our pre-established performance goals;
•Our TSR compared against our peer group;
•Individual performance and scope of job responsibilities;
•Internal equity considerations;
•Market competitiveness and internal executive turnover; and
•The industry and position experience and tenure.
To align the long-term interests of our executives, shareholders, and customers, our Compensation Committee uses performance-based incentive awards and time-based restricted share units to place a significant component of each executive’s pay at risk. This structure encourages our executives to focus on both short- and long-term performance and provides a reward to our executives, shareholders, and customers when we achieve our financial and operating objectives.
The target pay mix for our NEOs changed in 2024 from 2023 because our Compensation Committee increased (a) the base salary for our NEOs to both align compensation with the market and, for certain NEOs, to reflect increased responsibility, and (b) target incentives for certain NEOs under our annual incentive plan and all NEOs under our long term incentive plan to either align with the market or reflect a recent promotion. We also added a discretionary supplemental retirement contribution to all executives, including our NEOs, under our Officer

NorthWestern Energy | Proxy Statement | Page 37

Compensation Discussion and Analysis
Deferred Plan. In light of these changes, in 2024 at-risk pay increased to 70 percent (from 65 percent in 2023) of target pay for our NEOs.
For our CEO, approximately 80 percent of the overall targeted pay in 2024 (base salary plus targeted annual and long-term incentives) relates to at-risk compensation. For our other NEOs, that percentage averages roughly 60 percent. The charts below depict the target total pay mix for our CEO and the average of our other NEOs.

CEO PAY MIX	OTHER NAMED EXECUTIVE OFFICER AVERAGE PAY MIX

SHORT-TERM
LONG-TERM
Base Salary
20%
42%
LTIP Performance Shares
2024
Annual Cash Incentive
20%
LTIP Restricted Shares
18%
VARIABLE, AT-RISK COMPENSATION (80%)

SHORT-TERM
LONG-TERM
Base Salary
40%
2024
26%
LTIP Performance Shares
Annual Cash Incentive
11%
LTIP Restricted Shares
23%
VARIABLE, AT-RISK COMPENSATION (60%)

Charts represent target level for each component of compensation.
Independent Compensation Consultant Data and Analysis
As a component of the Compensation Committee’s review of executive pay, the committee’s independent compensation consultant, Towers Watson, provides an analysis of the pay levels of our peer group. The 2023 peer group data were referenced as a primary basis for setting 2024 pay for our CEO, CFO, General Counsel, and VP — Customer Care, Communications, and Human Resources because these positions are common among our peers. Because 2023 peer group data were insufficient for VP – Supply / Montana Government Affairs, for that position WTW provided an analysis of 2023 pay levels of the broader U.S. energy services sector. These analyses examined target direct compensation opportunity, including base salary, target annual incentives, and the expected value of long-term incentives.
The Compensation Committee considers the responsibilities of the job performed by each of our executive officers and his or her performance and adjusts each executive’s targeted pay amounts accordingly. As further detailed below, internal comparison with other officer positions also is considered.
We also conducted a separate internal analysis of the 2023 executive pay of the 12 other companies in our 2024 peer group. This internal analysis (which was based on proxy statement data) examined base salary, bonus, other annual compensation, equity awards, and non-equity incentive plan compensation (and excluded change in pension value). Using this analysis, our NEOs had average pay of $1.29 million in 2023, which was less than all but one of the 12 other companies in our 2024 peer group; while the peer group median had average pay per NEO of approximately $2.13 million. Our CEO’s total 2023 pay was approximately 63 percent of the median total pay of 2024 peer group CEOs.
These analyses demonstrate that, on average, our highest paid employees are paid at a level that is below the median of our 2024 peer group and industry. We also are cognizant of prevailing economic conditions, internal pay equity, and executive turnover, which our Compensation Committee takes into account when determining executive compensation.

NorthWestern Energy | Proxy Statement | Page 38

Compensation Discussion and Analysis
Wealth Accumulation
The Compensation Committee annually reviews the wealth accumulation of our executives, considering all of the elements of total pay each executive officer receives during the prior five-year period, including base salaries, annual cash incentive payouts, the value of long-term incentive awards, and any special payments made to an individual executive. The Compensation Committee also reviews the projected value of each executive officer’s accumulated equity grants over the subsequent five-year period based on various stock appreciation and “stay to normal retirement” scenarios. This is done to analyze not only the amount of pay each executive officer has accumulated to date, but also to better understand how current equity grants may affect the amount of wealth executive officers accumulate in the future.
Pay Components

The primary pay components for our executive officers in 2024 were:
•Base Salary; •Annual performance-based cash incentive awards; and •Long-term equity incentive awards split 70/30 between performance share units and restricted share units.

The Compensation Committee believes the pay components listed above align the interests of our executives and our shareholders by placing a significant portion of total pay at risk based on achievement of our short- and long-term performance goals and/or continued employment.
The Compensation Committee also believes that our executive pay program appropriately mitigates the risk associated with incentive-based pay. It has designed the entire program and metrics under our annual and long-term performance-based incentive awards to curb inappropriate risk taking. For example, we do not offer guaranteed bonuses. In addition, our annual and long-term performance-based incentive awards utilize multiple performance metrics which vary from plan to plan, and rewards under those plans are aligned with the interests of our shareholders. If our shareholders benefit from our performance, our executive officers are rewarded. Furthermore, we have limited severance packages, and our retirement, healthcare, and welfare benefit programs for executives are generally the same as for all employees, as discussed in the 2024 Executive Pay section. Finally, we maintain robust stock ownership guidelines for our executives (from 2x to 6x base pay, depending on position). In light of these pay practices, the Compensation Committee believes that our executive pay program appropriately addresses the risks associated with performance-based incentives.
Base Salary
The general guideline for determining salary levels for our executive officers, including the CEO, is to be near the median of our peer group, adjusted for other factors such as trade area economics, turn-over, tenure, and experience. Adjustments from peer group levels are made based on experience in the position, industry experience, and individual performance and responsibilities. While we are cognizant of the competitive range, our primary goal is to compensate our executives at a level that best represents our pay philosophy, whether this results in actual pay for some positions that may be higher or lower than the market median. We find that survey results for particular positions can vary from year to year. Thus, we consider market trends for certain positions over a period of several years rather than a one-year period in setting pay for such positions.
The Compensation Committee considers adjustments to base salaries for executive officers on an annual basis. For 2024, following consultation with Towers Watson, the Compensation Committee felt that an increase to the base salaries of our executive officers, above the increases generally provided to our employees, was reasonable to align total compensation, which was in the bottom quartile for 2023, with the market median. An additional increase for Mr. Bird, our CEO, was deemed advisable given his development and performance since his 2023 promotion to CEO.

NorthWestern Energy | Proxy Statement | Page 39

Compensation Discussion and Analysis
The table below sets forth the base salaries for our NEOs. The base salary adjustments for 2024 were effective April 1, 2024.

	Annualized Base Salary		Increase (%)
	2023	2024
Name	($)	($)
Brian Bird	800,000	900,000	12.5
Crystal Lail	474,375	500,000	5.4
Shannon Heim	350,000	370,000	5.7
Bobbi Schroeppel	329,002	350,000	6.4
John Hines	330,383	345,000	4.4
Annual Cash Incentive Awards
The overall design of our 2024 annual cash incentive plan is the same as the 2023 plan. The plan uses financial and operational performance metrics to motivate employees to meet and exceed annual Company objectives that are part of our strategic plan. The performance metrics include targets for net income, reliability, employee safety, and customer satisfaction. All regular, non-union employees (including executive officers) participate in the same annual incentive plan; while our union employees participate in a separate, but similar, management-designed program.
Each participating employee has a targeted annual cash incentive award, expressed as a percentage of base salary. Actual payouts for awards reflect the Company’s performance against the metrics, as well as the employee’s individual performance. No portion of the annual cash incentive award is guaranteed.
The Compensation Committee calculates the actual payout pursuant to this four-factor formula:

(1)		(2)		(3)		(4)
Base Salary	x	Individual Target Opportunity (% of Base Salary)	x	Plan Funding Percentage (performance vs. metrics)	x	Individual Performance Multiple	=	Individual Payout
For example, the Compensation Committee calculated the annual incentive payout for our CEO in 2024 as follows:

$900,000	x	100%	x	116%	x	1	=	$1,044,000
(1) Base Salary
Base salary is the first component in the calculation of the annual cash incentive award. It is described in the Base Salary section immediately preceding this Annual Cash Incentive Awards discussion.
(2) Individual Target Opportunity
Each year, the Compensation Committee approves an annual incentive target opportunity, expressed as a percentage of base salary, for each executive. The Compensation Committee determines the target opportunity based on the recommendation of Towers Watson, a competitive survey analysis of our peer group, and the committee’s judgment regarding the internal equity of the positions, scope of job responsibilities, and individual industry experience and tenure.

NorthWestern Energy | Proxy Statement | Page 40

Compensation Discussion and Analysis

The table to the right shows the 2024 annual incentive target opportunity for our NEOs. In 2024, the Compensation Committee increased, by five to ten percent, the annual incentive target opportunities for the NEOs (other than our CEO) to align the target incentive opportunities with the market. The Compensation Committee did not increase the CEO’s target percentage opportunity for 2024.		2024
	Name	Base Salary ($)	Target Incentive Opportunity (% of base salary)	Target Incentive Opportunity ($)
	Brian Bird	900,000	100%	900,000
	Crystal Lail	500,000	75%	375,000
	Shannon Heim	370,000	50%	185,000
	Bobbi Schroeppel	350,000	45%	157,500
	John Hines	345,000	45%	155,250
(3) Plan Funding Percentage
The annual cash incentive plan funding percentage is determined by the Company’s performance against certain financial and operational measures. Management proposes the performance measures and associated targets, which the Compensation Committee and full Board review, adjust if deemed necessary, and then approve with adoption of the plan. Following the end of the plan year, the Compensation Committee reviews data submitted by management regarding Company performance against each of the specific performance targets and determines the degree to which each performance measure was met during the year, subject to Board approval. The aggregate percentage of financial and operational measures met during the plan year represents the plan funding percentage for the annual cash incentive plan.

For our executives, the funding (as a percentage of target) under the annual cash incentive plan has ranged from 74 percent to 126 percent for the five previous years, as illustrated in the table to the right.
Historical Funding of Annual Cash Incentive (as a percentage of target)
2019	2020	2021	2022	2023
126%	74%	106%	96%	77%

For many years, including 2024, the annual cash incentive plan has used four categories of performance measures to determine the plan funding percentage – financial, safety, reliability, and customer satisfaction. The relative weightings of these measures are set forth in the graphic to the left.
In addition, irrespective of our actual performance with respect to the lost-time incident safety metric, if a work-related fatality would have occurred in 2024, the lost-time incident rate portion of the safety metric would have been forfeited, unless the Compensation Committee would have determined that no actions on the part of the employee or the Company contributed to the incident. We did not have any work-related fatalities in 2024.

The Compensation Committee may use discretion in adjusting the plan funding percentage from actual performance due to specific facts and circumstances, such as current economic conditions as well as unusual one-time events that significantly impact financial or non-financial results. The Compensation Committee exercises this discretion only for unusual, non-operational items and did not exercise any such discretion for 2024.
The table on the following page shows the associated performance metrics (including threshold, target, and maximum levels), weighting, and plan payout percentage for each of the 2024 performance measures, which resulted in the plan funding at 116 percent of target for our NEOs.

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Compensation Discussion and Analysis

	2024
	Annual Incentive Plan Information
Performance Measures	Weight (% of Total Plan Payout)	Performance Level				Target % Achieved	Final Funding % of Total
		Threshold	Target	Maximum	Actual Achieved

Financial (55%) (1)
Net Income ($ in millions)	55%	$194.0	$215.5	$237.1	$224.1	120.0	66.0

Safety (15%) (2)
Lost Time Incident Rate	10%	13	7	—	9	60.0	6.0
Safety Training Completion	5%	99%	100%	100%	100%	5.0	5.0

Reliability (15%) (3)
SAIDI (excluding major event days)	10.0%	138	101	90	95.2	163.3	16.3
Gas – Leaks per 100 Miles of Main	5.0%	13.6	9.7	6.5	9.2	120.0	6.0

Customer Satisfaction (15%) (4)
J.D. Power Residential Electric Survey Performance Ranking	7.5%	14	8	1	8	100	7.5
J.D. Power Residential Gas Survey Performance Ranking	7.5%	14	8	1	6	125	9.4

				TOTAL FUNDING PERCENTAGE			116
(1)Financial. The net income target is based upon the Board approved budget for the plan year, and the actual achieved is determined by what is reported in our annual report on Form 10-K for the plan year.
(2)Safety.
Lost Time Incident Rate is calculated according to OSHA standards. OSHA specifically defines what workplace injuries and illnesses should be recorded and, of those recorded, which must be considered lost time incidents. We use Edison Electric Institute (EEI) peer benchmarking to determine our threshold, target, and maximum performance levels.
Safety Training Completion includes completion of assigned safety training for all employees through an internal education portal and is calculated by dividing the difference of total courses assigned less total courses overdue by the total courses assigned.
(3)Reliability.
SAIDI (excluding major event days). System Average Interruption Duration Index (SAIDI) is a system reliability index used by us and participating Institute of Electrical and Electronic Engineers, Inc. (IEEE), utilities to measure the duration of interruptions on a utility’s electric system. SAIDI indicates the total duration of interruption for the average customer during a predefined period of time. The threshold level for SAIDI, excluding major event days, was set at IEEE second quartile performance average of medium sized companies; the target level is our five-year SAIDI average; and the maximum level represents an improvement of 1% over our best SAIDI performance of the last five years. The SAIDI targets reflect the anticipated impact of wildfire operations.
    Leaks per 100 Miles of Main. This natural gas reliability metric assesses the overall performance of the Company’s natural gas system. The threshold level was set at the American Gas Association second quartile five-year average; the target level was set at our four-year average performance; and the maximum level was set at the American Gas Association first quartile, five-year average.
(4)Customer Satisfaction. Our customer satisfaction metrics are measured by the broadly utilized J.D. Power residential electric and gas customer satisfaction surveys and studies, which include the following components: communications, corporate citizenship, billing and payment, price, power quality and reliability (electric) or field service (gas) and customer service. The threshold, target, and maximum levels represent the Company’s J.D. Power rank versus mid-sized investor-owned utility peers.
(4) Individual Performance Multiple
After the Compensation Committee determines the plan funding percentage, an individual performance multiple is determined for each executive, which is factored into the incentive payout calculation. The determination of the individual performance multiple for the NEOs other than the CEO is based on an evaluation by the CEO of the 2024 performance of such NEOs and other executive officers. Following this evaluation, the CEO informed the Compensation Committee of the individual performance multiples for such NEOs and other executive officers.
For the CEO, the Compensation Committee determined his individual performance multiple based on the achievement of the CEO’s goals for 2024, which were previously established by the Compensation Committee in consultation with the CEO.

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Compensation Discussion and Analysis
A pay multiple of 1.00 indicates 2024 goals were met, while a multiple above 1.00 indicates extraordinary performance for the year. For 2024, the Compensation Committee determined that the CEO had met the 2024 goals and assigned a multiple of 1.00 for his individual performance. Individual performance multiples for the other NEOs ranged from 0.800 to 1.075, as reflected in the table below.

	2024
Name	Base Salary ($)	Target Cash Incentive, as % of Base Salary	Funding Percentage (%)	Individual Performance Multiple	Actual Cash Incentive, as % of Base Salary	Cash Incentive Award ($)
Brian Bird	900,000	100%	116	1.00	116.0%	1,044,000
Crystal Lail	500,000	75%	116	1.00	87.0%	435,000
Shannon Heim	370,000	50%	116	0.80	46.4%	171,680
Bobbi Schroeppel	350,000	45%	116	1.00	52.2%	182,700
John Hines	345,000	45%	116	1.075	56.1%	193,597
Long-Term Equity Incentive Awards
The Equity Compensation Plan authorizes several types of stock-based awards, including restricted stock and a variety of performance-based awards. Historically, we have used our Equity Compensation Plan to provide annual long-term equity incentive awards, and, until 2023, all such awards included a performance metric. We used these performance-based awards to help us achieve our pay philosophy of being market competitive while simultaneously aligning the interests of our executives and shareholders.
During 2022, our Compensation Committee reviewed the market for long-term equity incentive awards and concluded that our practice of using exclusively performance-based awards did not align with the practices of our peers or the market. In 2023, to achieve better peer and market alignment, the Compensation Committee awarded long-term equity incentive grants in an aggregate amount consistent with our historical practice but split such grants 70/30 between performance share units and restricted share units, as summarized in more detail below.
Thus, in 2024, the Compensation Committee granted two types of long-term equity incentive awards to our executives under the Equity Compensation Plan: (1) LTIP performance share units which are earned (from 0 percent to 200 percent of target) based upon the satisfaction of specified performance metrics over a three-year, cliff-vesting performance period; and (2) LTIP restricted share units with cliff vesting in full after a three-year restricted period. Our 2024 LTIP awards are payable, if and when earned, in shares of our common stock. Because payout will be made in shares of common stock, the ultimate value of the awards will be dependent upon the changing value of the Company’s common stock in the market.
LTIP Performance Share Units. The Compensation Committee determines the terms and restrictions applicable to grants of LTIP performance share units. After the Company’s financial results are available for the prior year, the Compensation Committee approves the annual grant of LTIP performance share units. The awards of LTIP performance share units are intended to provide a link between executive officer compensation and long-term financial performance as reflected in changes in our stock price, and to motivate and reward achievement of pre-established corporate financial goals and relative TSR. The Compensation Committee believes that annual grants of LTIP performance share units motivate participants to focus on long-term, sustainable improvement in shareholder value. By tying the award payout to financial performance and continued service over a three-year vesting period, the Compensation Committee has ensured that the ultimate value of the award is dependent upon the value of our stock.
During the performance periods summarized in the table on the following page, the performance measures for the LTIP performance share unit awards included (1) a combined financial metric comprised of ROAE and average EPS growth, contributing 50 percent of the payout, and (2) TSR relative to our peer group, also contributing 50 percent of the payout. The table shows, for the past five completed performance periods, the overall payout (expressed as a percentage of target).

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Compensation Discussion and Analysis

Historical Funding of LTIP Performance Share Units (as a percentage of target)
2018-2020	2019-2021	2020-2022	2021-2023	2022-2024
50%	72.7%	20%	27.5%	73.8%
LTIP Restricted Share Units. Like the awards of LTIP performance share units, the awards of LTIP restricted share units are intended to provide a link between executive officer compensation and long-term shareholder interests as reflected in changes in our stock price, and the Compensation Committee believes that making an annual grant of LTIP restricted share units motivates participants to focus on long-term, sustainable improvement in shareholder value. By tying the award payout to continued service over a three-year vesting period, the Compensation Committee has ensured that the ultimate value of the award is dependent upon the value of our stock.
ERRP Restricted Share Units. In 2022, the Compensation Committee approved the last grant of annual ERRP restricted share units which began in 2011. The Company did not make any ERRP awards under the Equity Compensation Plan in 2024. Historically, we used the ERRP awards to bring the amount of long-term incentive compensation of our executives in line with the median of our peers, while simultaneously encouraging executive retention with a five-year cliff vesting component and providing retirement benefits. However, the ERRP restricted share units were not comparable to any other compensation component used by our peers or the market, and the Compensation Committee determined to discontinue such awards.
A number of prior ERRP restricted share unit awards remain outstanding and will continue to vest, subject to satisfaction of the performance metric with respect to such awards, over the coming years. Further details concerning these ERRP awards are provided below in Vesting of 2019 Executive Retention / Retirement Program Grants in 2024.
2024 Long-Term Incentive Program Grants
In February 2024, the Compensation Committee approved grants under our LTIP to approximately 75 participants, including our NEOs and other executive officers. The target LTIP opportunities for each executive officer are derived from the 2024 peer group and competitive survey data and from the Compensation Committee’s judgment on the internal equity of the positions and scope of job responsibilities. To determine the target value of each executive officer’s overall LTIP grants (which are split 70/30 between performance share units and restricted share units), the Compensation Committee considered the range for comparable roles within our peer group, with consideration given to the strategic value of each position. Based on these considerations, in 2024, the Compensation Committee increased the targeted opportunity (expressed as a percentage of base salary) associated with the LTIP grants for each of our named executive officers to align overall compensation, which was in the bottom quartile for 2023, with the market median. Mr. Bird, Ms. Lail, and Ms. Heim received additional increases to reflect their increased responsibilities.
Each executive officer’s targeted LTIP opportunity for 2024 is divided to account for the 70/30 split and then converted into specific LTIP performance share unit grants and restricted share unit grants by dividing the total targeted value (the targeted percentage of base salary) by the applicable weighted average fair value of a share of our stock on the grant date, less the present value of expected dividends. The resulting calculation represents the number of LTIP performance share units and restricted share units that were granted and will vest on December 31, 2026, if employment continues through the three-year restricted period and, with respect to the performance share units, all performance goals are met at the target performance level.
The target equity opportunities (value at target and number of shares) for the 2024 grants of LTIP performance share units and restricted share units are shown in the table on the following page. The table also shows the changes to the overall target LTIP opportunities (expressed as a percentage of base salary) from 2023 to 2024.

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Compensation Discussion and Analysis

				70% Performance Share Units		30% Restricted Share Units
Name	2023 Base Salary (%)	2024 Base Salary (%)	2024 Target LTIP Opportunity ($)	Target Value ($)	Target Units (#) (1)	Target Value ($)	Target Units (#) (2)
Brian Bird	200	290	$2,320,000	1,623,997	38,894	696,018	17,652
Crystal Lail	115	125	$592,969	415,038	9,940	177,908	4,512
Shannon Heim	65	95	$332,500	232,741	5,574	99,758	2,530
Bobbi Schroeppel	60	65	$213,851	149,690	3,585	64,153	1,627
John Hines	60	65	$214,749	150,317	3,600	64,429	1,634

(1) Based on a weighted average grant date fair value of $41.75, which was calculated using (a) the closing stock price of $46.70 on February 14, 2024, less the present value of estimated dividends of $0.65 per quarter, using a three-year treasury bond yield and (b) a Monte Carlo valuation.

(2) Based on a grant date fair value of $39.43, which was calculated using the closing stock price of $46.70 on February 14, 2024, less the present value of estimated dividends of $0.65 per quarter, using a three-year treasury bond yield.

LTIP Performance Share Units. After the performance period, the Compensation Committee calculates the actual Company performance relative to the performance goals and determines the number of LTIP performance share units that vest based on such performance. Depending on performance, the exact number of performance share units that vest will vary from zero to 200 percent of the target award. In addition, the value of the award on payout will depend on the market price of our common stock on the date of payout.
The performance goals for these performance share unit awards are independent of each other. Vesting of awards also is contingent on maintaining investment grade secured and unsecured credit ratings. The performance measures for the 2024 LTIP performance share unit awards included (1) a combined financial metric comprised of ROAE and average EPS growth, contributing 50 percent of the payout, and (2) TSR relative to our peer group, also contributing 50 percent of the payout.
The ROAE and simple average EPS growth levels are tied to management performance as these goals relate to revenue enhancement and cost containment. TSR is determined by our common stock price change and dividends paid over the performance period. We then compare our TSR with the TSR achieved by each of our 2024 peers over the same three-year period and determine our ranking.
LTIP Restricted Share Units. After the three-year restricted period, the LTIP restricted share units will vest, and the actual value of the award payout will depend on the market price of our common stock on the date of payout.
Vesting of 2022 Long-Term Incentive Program Performance Share Unit Grants in 2024
In February 2022, the Compensation Committee approved grants of LTIP performance share units, subject to a three-year performance period. The 2022 LTIP performance share unit grants vested on December 31, 2024. The performance goals were independent of each other and equally weighted. The table below summarizes the performance measures which governed these 2022 grants.

Performance Measures — 2022-2024	Threshold	Target	Maximum	Actual
Financial Goals – 50%
ROAE	7.25%	7.70%	8.15%	7.51%
Simple Average EPS Growth	(1.4)%	1.1%	3.6%	0.9%
Market Goal – 50%
Relative TSR Average vs. Peers	13th	6th	1st	7th
Our relative TSR metrics for the 2022 LTIP performance share unit grants were established at levels higher than many of our peers, according to a market analysis conducted by Towers Watson at the time the grants were approved. At the conclusion of the performance period, the Compensation Committee calculated the Company’s performance relative to the above goals during the three-year performance period to determine the vesting percentage for the 2022 LTIP performance share unit grants.

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Compensation Discussion and Analysis
For the financial goals related to the 2022 LTIP performance share unit grants, ROAE was 7.5 percent and simple average EPS growth was 0.9 percent. This financial performance resulted in a 31.3 percent vesting percentage for that half of the program. For our market goal, TSR was 6.7 percent, resulting in a ranking of 7th out of 13 with respect to our 2022 peers, and contributing 42.5 percent with respect to that half of the program.
For purposes of our 2022 LTIP, we calculated TSR by comparing the 20-day average share price around the beginning and end of the performance period (plus the cumulative dividends) of us and our 2022 peers. Our Compensation Committee believes this calculation of the share price results in a more accurate reflection of return for the period that is less impacted by stock market activity on the first and last days of the performance period.
Based on the calculation of these performance measures, the 2022 LTIP performance unit grants vested at 73.8 percent. The table below sets forth the results with respect to each of the performance measures applicable to the 2022 LTIP performance share unit grants and the corresponding contributions to the vesting percentage.

Performance Measures — 2022-2024	Result	Weight	Vesting
Financial Goals – ROAE and Simple Avg. EPS Growth	62.6%	50.0%	31.3%
Market Goal – TSR	85.0%	50.0%	42.5%
		TOTAL	73.8%
The table below shows the number of shares awarded for the 2022 LTIP performance share unit grants and the number of shares paid out in 2024 with respect to such grants for our NEOs, based on vesting at 73.8 percent.

	Vesting of 2022 Performance Unit Grants
Name	Units at Grant Date (#)	Vesting Percentage (%)	Units upon Vesting (#)
Brian Bird	13,563	73.8%	10,009
Crystal Lail	7,266	73.8%	5,362
Shannon Heim	787	73.8%	581
Bobbi Schroeppel	3,218	73.8%	2,375
John Hines	3,263	73.8%	2,408
2019 Executive Retention / Retirement Program Grants
In December 2019, the Compensation Committee approved grants of ERRP restricted share units, subject to a five-year performance period from 2020 to 2024. The 2019 ERRP restricted share unit grants contained a financial performance metric that required the Company to achieve net income during any three of the five years during the performance period that exceeded the Company’s net income for 2019. As summarized in the following table, the Company did not satisfy the performance metric.

Net Income (millions)
2019	2020	2021	2022	2023	2024
$202.1	$155.2	$186.8	$183.0	$194.1	$224.1
As a result, the 2019 ERRP restricted share unit grants did not vest on December 31, 2024. The table below indicates, for each of our NEOs, the number of 2019 ERRP restricted share units which were granted and the grant date fair value and shows that none of such grants vested.

	2019 Executive Retention / Retirement Program Grants
Name	Granted (#)	Grant Date Fair Value ($) (1)	Vested (#)	Value at Vesting ($)
Brian Bird	1,849	100,234	—	—
Crystal Lail	638	34,586	—	—
Shannon Heim	—	—	—	—
Bobbi Schroeppel	710	38,489	—	—
John Hines	707	38,326	—	—
(1)    Based on a grant date fair value of $60.73, which was calculated using the closing stock price of $72.20 on December 18, 2019, less the present value of expected dividends, calculated using a 1.74 percent five-year Treasury rate and assuming quarterly dividends of $0.60 for the five-year vesting period, based on announced planned dividend of $2.40 per share for 2019.

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Compensation Discussion and Analysis
Other Pay Policies
Retirement and Other Benefits
Retirement benefits are offered to employees hired prior to January 1, 2009, through tax-qualified Company-funded pension plans and to employees through a 401(k) defined contribution plan. Both pension plans and 401(k) plans are common benefits provided in the utility and energy industry. Our executive officers, including the CEO, participate in some or all of these plans, and the terms governing the retirement benefits under these plans are the same as those available to substantially all employees. Our healthcare, insurance, and other welfare and employee-benefit programs are generally the same for substantially all employees, including the CEO and executive officers. We share the cost of health and welfare benefits with our employees, which is dependent on the benefit coverage option that each employee elects. Our executive officers do not receive any material perquisites or special benefits that differ materially from those available to employees generally.
Severance and Post-Termination Benefits
We provide severance and post-termination benefits to our executive officers under our severance plan. Severance and post-termination benefits are explained in detail under the 2024 Executive Pay—Pay After Employment Ends section, starting on page 53 of this proxy statement.
On April 25, 2024, we updated severance benefits for our officers through amendments to our Key Employee Severance Plan and our Equity Compensation Plan. With respect to each NEO, the Key Employee Severance Plan now provides for the payment of severance benefits in the event of an involuntary termination by the Company without cause or a voluntary termination of employment by the employee for good reason within 24 months after a change in control.
We amended the Equity Compensation Plan to address the treatment of future equity awards in the event of a change in control. As amended, if any such awards that are outstanding at the time of a change in control are not assumed or substituted by the successor corporation following the change in control, such awards will vest in full at target level immediately prior to the change in control. Alternatively, any such awards that are outstanding at the time of a change in control but that are assumed or substituted by the successor corporation, to the extent not previously vested or forfeited, will vest in full at the target level immediately prior to an “involuntary termination” (as  defined in the Equity Compensation Plan) of the participant that occurs within 24 months after the change in control.
Non-qualified Deferred Compensation
The Company provides a non-qualified deferred compensation plan, which is intended to be an unfunded plan. The Officer Deferred Plan allows eligible officers to defer up to 100 percent of certain compensation, including base salary (subject to compliance with Section 409A of the Internal Revenue Code compensation limit), short-term incentive awards, and awards earned under our Equity Compensation Plan. Participants in the Officer Deferred Plan may elect to have deferrals credited to their account in Company stock (in the form of deferred share units issued under the Equity Compensation Plan) or cash investment options that substantially mirror the qualified employee 401(k) plan investment options; however, a participant’s deferral of any equity compensation must be credited to their account in Company stock (in the form of deferred share units issued under the Equity Compensation Plan).
In 2023, the Company amended the Officer Deferred Plan to allow the Company to make discretionary contributions to certain eligible participants. As a result, the Company discontinued the ERRP, making no ERRP awards in 2023 or 2024, and replaced ERRP awards with discretionary supplemental retirement contributions awarded to its executive officers under the Officer Deferred Plan. The amendment to permit discretionary contributions moved the Company toward a market-based approach with respect to supplemental retirement benefits for its executives, without needing to adopt an inflexible supplemental executive retirement plan used by many of the Company’s peers.
The value of the Company’s 2024 discretionary contributions ranged from 60% of base salary for our CEO to 30% of base salary for our CFO to 20% of base salary for each of our other executive officers. These were the same percentages previously used with respect to ERRP awards. Additional details concerning these 2024 discretionary

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Compensation Discussion and Analysis
contributions are available in connection with the Non-qualified Deferred Compensation table provided in the 2024 Executive Pay—Pay After Employment Ends section of this Proxy Statement beginning on page 53.
The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments. Officer Deferred Plan participants do not pay income taxes on amounts deferred or earnings thereon until those amounts are distributed from the Officer Deferred Plan. A participant’s benefits under the Officer Deferred Plan are fully vested, subject to any conditions associated with a discretionary contribution, and are payable after terminating employment. Benefits are paid in a lump sum (cash for cash deferrals and stock for stock deferrals) unless (a) a participant elects annual installments or (b) the Company has specified a different installment schedule in connection with a discretionary contribution.
No Employment Agreements
We currently do not have employment agreements with any of our executives. We generally believe that ongoing employment agreements are not necessary to retain talented executives; however, agreements may be appropriate on a case-by-case basis. Due to the changing marketplace in which we compete for talent, the Compensation Committee regularly reviews this practice to help ensure that we remain competitive in our industry.
Clawback of Incentive Compensation
In October 2023, the Company adopted its Policy for the Recovery of Erroneously Awarded Compensation (Clawback Policy) that is intended to satisfy the requirements of Listing Rule 5608 of Nasdaq that was adopted to implement Rule 10D-1 under the Securities Exchange Act of 1934. The Clawback Policy provides that the Company will recover from each executive officer, reasonably promptly following an accounting restatement, the amount of Incentive-based Compensation (as defined in the Clawback Policy) that exceeds the amount of Incentive-based Compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid.
Timing of Stock Options and Share Appreciation Rights
As disclosed above, we do not grant stock options and share appreciation rights; therefore, we do not have a formal policy regarding the timing of such awards granted to our NEOs in anticipation of the release of material, non-public information.
Insider Trading Policy
We have adopted insider trading policies and procedures applicable to our directors, officers, and employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and Nasdaq’s listing standards. A copy of our policy for insider trading is filed as Exhibit 19 to our Form 10-K for the fiscal year ended December 31, 2024.
Tax Treatment of Certain Compensation
Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct executive compensation paid to certain NEOs (and, beginning in 2018, certain former executive officers) to $1 million per year.
The Compensation Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in payments of compensation or grants of awards that are not deductible for federal income tax purposes. The Compensation Committee reserves the right to pay compensation that exceeds Section 162(m)’s deductibility limit.

NorthWestern Energy | Proxy Statement | Page 48

Compensation Discussion and Analysis
Compensation Committee Report
The Compensation Committee reviewed and discussed the CD&A with management. Based on this, it recommended to the Board that the CD&A be included in the proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024.
Compensation Committee
Mahvash Yazdi, Chair        Britt Ide
Sherina Maye Edwards
2024 Executive Pay
In this section, the tables, footnotes, and narratives provide information regarding the compensation, benefits, and equity holdings in the Company for the NEOs during the years ended December 31, 2024, 2023, and 2022. Please refer to the Compensation Discussion and Analysis on the previous pages for a description of our executive pay program necessary to gain an understanding of the information disclosed below.
2024 Summary Compensation Table
The table below sets forth the compensation earned by our NEOs during 2024, 2023, and 2022.

Name and Principal Position	Year (1)	Salary ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compen- sation ($) (4)	Total ($)
Brian Bird
President and Chief Executive Officer	2024	873,077	2,320,016	1,044,000	29,203	544,793	4,811,089
	2023	794,519	1,600,000	616,000	34,619	65,464	3,110,602
	2022	511,019	1,731,774	370,800	—	61,218	2,674,811
Crystal Lail
Vice President and Chief Financial Officer	2024	493,101	592,947	435,000	6,161	212,926	1,740,135
	2023	457,716	474,375	237,425	23,479	64,249	1,257,244
	2022	402,548	498,750	217,800	—	62,937	1,182,035
Shannon Heim
General Counsel and Vice President, Federal Gov't Affairs	2024	364,615	332,498	171,680	—	132,284	1,001,077
	2023	347,369	227,500	121,275	—	73,966	770,110
Bobbi Schroeppel
Vice President – Customer Care, Communications and HR	2024	344,347	213,843	182,700	16,836	134,731	892,457
	2023	325,187	188,900	101,333	33,634	86,529	735,583
	2022	311,428	229,068	120,896	—	66,243	727,635
John Hines
Vice President – Supply / Montana Govt Affairs	2024	341,065	214,745	193,597	71,969	108,511	929,887
	2023	326,553	189,694	101,758	123,663	42,373	784,041

(1)Ms. Heim and Mr. Hines became NEOs for the first time in 2023.
(2)These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above assume payout at target (100 percent) based on grant date fair value. With respect to the LTIP performance units reflected above, the exact number of shares issued will vary from zero to 200 percent of the target award, depending on actual Company performance relative to the performance goals. See Note 15 to the consolidated financial statements in our 2024 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards. The value of awards granted in 2024 (LTIP performance units and LTIP restricted units) for each NEO assuming a maximum payout (with respect to the LTIP performance units) based on grant date fair value would be $3,944,013 for Mr. Bird; $1,007,985 for Ms. Lail; $565,239 for Ms. Heim; $363,533 for Ms. Schroeppel; and $365,061 for Mr. Hines. The stock awards value for Ms. Lail for 2022 was updated in the Summary Compensation Table in our 2024 proxy statement to correct the value reported for 2022 in our 2023 proxy statement, although the company believes the difference is immaterial.

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2024 Executive Pay

(3)These amounts are attributable to a change in the value of each individual’s defined benefit pension account balances during the applicable year and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings and actuarial assumptions. Our pension plans were closed prior to Ms. Heim joining the Company; therefore, she is not a participant in a pension plan.
(4)The following table identifies the items included in the “All Other Compensation” column for 2024. Employee benefits include employer contributions, as applicable, for health benefits (medical, dental, vision, employee assistance plan and health savings account), group term life and 401(k) plan, which are generally available to all employees on a nondiscriminatory basis. Life insurance also includes imputed income consistent with IRS guidelines for coverage amounts in excess of $50,000 for each of the NEOs. The discretionary supplemental retirement contributions are described in the 2024 Executive Pay—Pay After Employment Ends section of this Proxy Statement. Mr. Bird’s other income includes non-cash taxable awards, and the related tax gross up from non-cash taxable awards. Ms. Lail’s other income includes paid time off benefit sold back to the company at a rate of 75 percent. Ms. Heim’s other income includes imputed income (and related tax gross up) from executive physicals. Ms. Schroeppel’s other income includes imputed income for personal use of Company facilities. Mr. Hines’ other income includes paid time off benefit sold back to the Company at a rate of 75 percent.

	Health Benefits	Life Insurance	401(k) Contributions	Discretionary Supp. Retirement Contribs.	Other Income	Total All Other Compensation
Brian Bird	$19,668	$7,043	$37,950	$480,000	$132	$544,793
Crystal Lail	20,468	2,278	34,500	142,313	13,367	212,926
Shannon Heim	23,725	1,087	34,500	70,000	2,972	132,284
Bobbi Schroeppel	26,469	3,712	37,950	65,800	800	134,731
John Hines	18,868	4,643	13,800	66,077	5,123	108,511
2024 Grants of Plan-Based Awards
The table below shows the range of each NEO’s annual and long-term incentive award opportunities granted for the fiscal year ended December 31, 2024. The narrative following the table describes the terms of each incentive award opportunity.

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Bird
Annual Cash Incentive	—	—	900,000	1,755,000	—	—	—	—	—
LTIP Performance Units	2/14/2024	—	—	—	—	38,894	77,788	—	1,623,825
LTIP Restricted Share Units	2/14/2024	—	—	—	—	17,652	17,652	—	696,018
Crystal Lail
Annual Cash Incentive	—	—	375,000	731,250	—	—	—	—	—
LTIP Performance Units	2/14/2024	—	—	—	—	9,940	19,880	—	414,995
LTIP Restricted Share Units	2/14/2024	—	—	—	—	4,512	4,512	—	177,908
Shannon Heim
Annual Cash Incentive	—	—	185,000	360,750	—	—	—	—	—
LTIP Performance Units	2/14/2024	—	—	—	—	5,574	11,148	—	232,715
LTIP Restricted Share Units	2/14/2024	—	—	—	—	2,530	2,530	—	99,758
Bobbi Schroeppel
Annual Cash Incentive	—	—	157,500	307,125	—	—	—	—	—
LTIP Performance Units	2/14/2024	—	—	—	—	3,585	7,170	—	149,674
LTIP Restricted Share Units	2/14/2024	—	—	—	—	1,627	1,627	—	64,153
John Hines
Annual Cash Incentive	—	—	155,250	302,738	—	—	—	—	—
LTIP Performance Units	2/14/2024	—	—	—	—	3,600	7,200	—	150,300
LTIP Restricted Share Units	2/14/2024	—	—	—	—	1,634	1,634	—	64,429
(1)    Reflects possible payout range of 2024 performance units and restricted share units awards. The performance units granted on February 14, 2024, have a weighted average grant date fair value of $41.75. The restricted share units granted on February 14, 2024, have a weighted average grant date fair value of $39.43.

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(2)    These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above reflect grant date fair value assuming payment at target. See Note 15 to the consolidated financial statements in our 2024 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.
Non-equity Incentive Plan Awards
Non-equity incentive plan compensation includes amounts earned under the NorthWestern Energy 2024 Annual Incentive Plan. Such amounts relate to 2024 performance and are paid in mid-March 2025. The Compensation Committee reviewed 2024 performance against plan targets and approved a plan payout of
116 percent, as discussed in the Compensation Discussion and Analysis—Pay Components—Annual Cash Incentive Awards section, starting on page 40 of this proxy statement.
Equity Incentive Plan Awards
As previously discussed in the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Incentive Awards section in this proxy statement, the Board approved granting performance units and time-based restricted share units in 2024 under the Equity Compensation Plan. The values of the stock awards included in the table on the previous page reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. For the 2024 performance unit awards, the exact number of shares issued upon vesting will vary from zero to 200 percent of the target award, depending on actual Company performance relative to the performance goals. In addition, the value of a performance unit award (if earned) and a restricted share unit award on the vesting date, based on the fair market value of our stock on that future date, likely will differ from the value on the grant date, which is based on the fair market value of a share of our stock and, with respect to a performance unit award, is based on the target amount for such award. See Note 15 to the consolidated financial statements in our 2024 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.
Percentage of Salary Compared to Total Compensation
For 2024, base salary for the NEOs accounted for approximately 20 to 40 percent of total direct compensation (i.e., salary plus targeted annual and long-term incentive compensation), while incentive compensation accounted for roughly 60 to 80 percent of total direct compensation, assuming achievement of a target level of performance for each NEO.
2024 Stock Vested
The table below shows the number of shares acquired and the dollar amounts realized during 2024 pursuant to the vesting of prior equity-based awards.

	Stock Awards
Name	Number of LTIP Shares Acquired on Vesting (#) (1)		Value Realized on LTIP Vesting ($)	Number of ERRP Shares Acquired on Vesting (#) (2)	Value Realized on ERRP Vesting ($)	Total Shares Acquired on Vesting (#)	Total Value Realized ($)
Brian Bird	10,009		535,108	—	—	10,009	535,108
Crystal Lail	5,362		286,669	—	—	5,362	286,669
Shannon Heim	581	(3)	31,050	—	—	581	31,050
Bobbi Schroeppel	2,375		126,961	—	—	2,375	126,961
John Hines	2,408		128,737	—	—	2,408	128,737
(1)     LTIP Shares vested consist of performance units for the 2022 – 2024 performance period that vested on December 31, 2024, at a performance level of 73.8 percent. We determined the value realized for the vesting of these shares using the fair market value of our common stock on the December 31, 2024, vesting date, which was $53.46.
(2)     The ERRP awards granted in 2019 did not vest because we did not satisfy the performance metric for the 2020 – 2024 performance period.
(3)    Ms. Heim’s LTIP Shares that vested in 2024 were from an award she received prior to becoming an executive in 2023.

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Outstanding Equity Awards at 2024 Fiscal Year-End
The table below contains information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to the awards for each NEO. Dividends are not paid or accrued on any unvested awards.

			Stock Awards
Type of Award		Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Brian Bird
2024 LTIP RSU	(2)	2/14/2024	17,652	943,676
2024 LTIP PSU	(3)	2/14/2024			38,894	2,079,273
2023 LTIP RSU	(2)	2/17/2023	9,355	500,118
2023 LTIP PSU	(3)	2/17/2023			20,052	1,071,980
CEO RS Award		12/13/2022	15,905	850,281
2022 ERRP	(4)	12/13/2022	4,927	263,397
2021 ERRP	(5)	12/14/2021			3,465	185,239
2020 ERRP	(4)	12/22/2020	2,587	138,301
Crystal Lail
2024 LTIP RSU	(2)	2/14/2024	4,512	241,212
2024 LTIP PSU	(3)	2/14/2024			9,940	531,392
2023 LTIP RSU	(2)	2/17/2023	2,774	148,298
2023 LTIP PSU	(3)	2/17/2023			5,945	317,820
2022 ERRP	(4)	12/13/2022	2,631	140,653
2021 ERRP	(5)	12/13/2022			2,166	115,794
2020 ERRP	(4)	12/14/2021	1,260	67,360
Shannon Heim
2024 LTIP RSU	(2)	2/14/2024	2,530	135,254
2024 LTIP PSU	(3)	2/14/2024			5,574	297,986
2023 LTIP RSU	(2)	2/17/2023	1,330	71,102
2023 LTIP PSU	(3)	2/17/2023			2,851	152,414
Bobbi Schroeppel
2024 LTIP RSU	(2)	2/14/2024	1,627	86,979
2024 LTIP PSU	(3)	2/14/2024			3,585	191,654
2023 LTIP RSU	(2)	2/17/2023	1,104	59,020
2023 LTIP PSU	(3)	2/17/2023			2,368	126,593
2022 ERRP	(4)	12/13/2022	1,339	71,583
2021 ERRP	(5)	12/13/2022			1,395	74,577
2020 ERRP	(4)	12/14/2021	1,335	71,369
John Hines
2024 LTIP RSU	(2)	2/14/2024	1,634	87,354
2024 LTIP PSU	(3)	2/14/2024			3,600	192,456
2023 LTIP RSU	(2)	2/17/2023	1,109	59,287
2023 LTIP PSU	(3)	2/17/2023			2,377	127,074
2022 ERRP	(4)	12/13/2022	1,344	71,850
2021 ERRP	(5)	12/13/2022			1,415	75,646
2020 ERRP	(4)	12/14/2021	1,354	72,385
(1)    Values were calculated based on a $53.46 closing price of our common stock on December 31, 2024.
(2)    The 2023 and 2024 LTIP restricted share unit awards do not have any performance criteria and will vest, respectively, on December 31, 2025, and December 31, 2026, subject to the recipient’s continued employment through such date.
(3)    The LTIP performance share units granted in February 2023 and 2024 will vest, if at all, on December 31, 2025, and 2026, respectively, subject to the satisfaction of the applicable performance and market criteria and generally subject to the recipient’s continued employment through such date. Based on performance through December 31, 2024, we are below target for payout of the 2023 and 2024 grants. As required by the SEC’s disclosure rules, the number of units and payout value shown for the 2023 grants and the 2024 grants assume target level performance (100 percent).
(4)    The performance-based restricted share units granted under the ERRP in December 2020 will vest on December 31, 2025 (such awards already have satisfied the applicable performance criteria), subject to the recipient’s continued employment through such date. The 2022 ERRP award does not have any performance criteria and will vest on December 31, 2027, subject to the recipient’s continued employment through such date.
(5)    The performance-based restricted share units granted under the ERRP in December 2021 will vest, if at all, on December 31, 2026, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through such date.

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Pay After Employment Ends
We have two separate defined benefit pension plans that cover employees hired prior to January 1, 2009. The NorthWestern Energy Pension Plan is applicable to employees who began their employment in Montana, and the NorthWestern Corporation Pension Plan is applicable to employees who began their employment in South Dakota or Nebraska. The table below summarizes for each of our NEOs the years of credited service, present value of accumulated benefit, and any payments during the last fiscal year.
2024 Pension Benefits

Name		Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Brian Bird		NorthWestern Energy SD/NE Pension Plan	21.08	333,093	—
Crystal Lail		NorthWestern Energy SD/NE Pension Plan	21.93	135,543	—
Shannon Heim	(1)	—	—	—	—
Bobbi Schroeppel		NorthWestern Energy SD/NE Pension Plan	26.63	279,777	—
John Hines		NorthWestern Energy MT Pension Plan	20.00	1,034,540	—
(1)    Ms. Heim joined the Company after the pension plans were closed to new entrants and therefore is not eligible to participate.

We calculated the present value of accumulated benefits assuming benefits commence at age 65 and using the discount rate, mortality assumption, and assumed payment form consistent with those disclosed in Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024. While we calculated the present values in the table above assuming that benefits commence at age 65, the table to the right summarizes the cash balance available if the individual had terminated service as of December 31, 2024.
Name	Cash Balance ($)
Brian Bird	348,781
Crystal Lail	197,445
Shannon Heim	—
Bobbi Schroeppel	333,022
John Hines	942,481

Under the NorthWestern Energy Pension Plan, a participant’s account grows based upon (1) contributions we make once per year, and (2) interest credits at the rate of six percent per year. Our contributions range from (a) three percent to 12 percent for eligible compensation, plus (b) 1.5 percent to six percent for eligible compensation above one-half of the taxable social security wage base. Upon termination of employment, an employee who is at least 50 years old with five years of service may begin receiving a monthly annuity or defer receiving benefits until he or she is required to take a minimum distribution.
Under the cash balance formula of the NorthWestern Corporation Pension Plan, a participant’s account grows based upon (1) annual pay credits, and (2) annual interest credits based on the average federal 30-year Treasury Bill rate for November of the preceding year. Pay credits range from three percent to 7.5 percent for compensation below the taxable wage base, and such amounts are doubled for compensation above the taxable wage base. Upon termination of employment, an employee (or if deceased, his or her beneficiary) may elect to (a) defer receiving benefits until he or she is required to take a minimum distribution or (b) receive an early retirement benefit of either (i) a lump sum payment equal to the cash balance in the account or (ii) a monthly annuity if age 55 or greater. Mr. Bird currently is eligible for the lump sum early retirement option and the monthly annuity early retirement option.
For both pension plans, credited years of service are based on actual hire date, and pensionable earnings include base pay only. Mercer Human Resources Consulting, the actuary for our pension plans, calculates the present value of accumulated benefits using participant data provided by us.
Non-qualified Deferred Compensation
Elective Deferred Compensation. We implemented the Officer Deferred Plan in 2009. During 2024, Ms. Heim and Mr. Hines were the only NEOs who elected to defer compensation into the plan. The Officer Deferred Plan is discussed in the Compensation Discussion and Analysis—Other Pay Policies—Non-qualified Deferred Compensation section of this proxy statement.

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ERRP Awards. Prior to the discontinuation of our ERRP in 2023, our executive officers received annual ERRP grants. The 2022 ERRP awards were the last grants under the program. ERRP awards vested over a five-year period and were to be paid following separation of service. Pursuant to the terms of ERRP award agreements, when a grant vests, our executive officers receive restricted share units, which we credit to a deferred compensation account for each executive officer. These restricted share units are not deferrals under our deferred compensation plan; however, the restricted share units are similar to deferred compensation because an executive officer cannot access the units until he or she is no longer our employee. For more details about our ERRP program, please refer to the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Incentive Awards section in this proxy statement.
Discretionary Supplemental Retirement Contributions. Following discontinuation of our ERRP, the Company decided to move to a more market-based approach to providing supplemental retirement benefits for executives. The Company amended the Officer Deferred Plan to allow Company contributions, and, in 2024, the Company made its first discretionary supplemental retirement contributions to our executive officers. These discretionary contributions approximate the retirement benefits provided by our peers pursuant to traditional supplemental executive retirement plans, and the value of the discretionary contributions are the same percentages of base salary the company previously targeted with respect to ERRP awards.
In 2024, our CEO received a discretionary supplemental retirement contribution of 60% of his base salary, our CFO received a contribution of 30% of her base salary, and our other NEOs and executive officers received contributions of 20% of their respective base salaries.
The table below summarizes 2024 participation by our NEOs in the Officer Deferred Plan and the discretionary supplemental retirement contributions received by our NEOs in 2024. It also reflects that our 2019 ERRP awards did not vest. Thus, the “Registrant Contributions” column reflects only the amounts our NEOs received as discretionary supplemental retirement contributions.

	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance on December 31, 2024 ($) (2)
Brian Bird	—	480,000	58,042	—	1,279,526
Crystal Lail	—	142,313	12,457	—	278,676
Shannon Heim	1,346	70,000	4,520	—	111,348
Bobbi Schroeppel	—	65,800	16,513	—	363,534
John Hines	117,455	66,077	116,420	—	2,780,330
(1)    None of the earnings in 2024 were reported as compensation to such executive officer in the Summary Compensation Table.
(2)    Reflects the following amounts for each of the NEOs related to the ERRP that were reported as compensation to such executive officer in prior Summary Compensation Tables: Mr. Bird, $727,388; Ms. Lail, $165,358; and Ms. Schroeppel, $193,123. Mr. Hines was not an NEO prior to 2023, and no ERRP awards vested in 2023. Thus, he has not reported any ERRP compensation in prior Summary Compensation Tables. Ms. Heim became an executive (and NEO) following the Company’s discontinuation of the ERRP and, thus, none of the amounts reported in this column for Ms. Heim were reported in prior Summary Compensation Tables.
Termination or Change in Control Arrangements
We do not have severance agreements or golden parachute agreements. However, we do provide a Key Employee Severance Plan to certain employees, including our NEOs, covering involuntary terminations without cause or within 24 months of a change in control situation. In addition, our Equity Compensation Plan includes change-in-control provisions. Details regarding these arrangements follow.
Key Employee Severance Plan
Our NEOs participate in our Key Employee Severance Plan. The Compensation Committee believes that it is appropriate for us to have a severance plan to provide a consistent means of addressing severance situations.
The Key Employee Severance Plan provides for the payment of severance benefits to NEOs, other executive officers, and certain other officers of the Company, in two situations — (1) involuntary termination without cause that is not within 24 months of a change in control or (2) either involuntary termination without cause or voluntary

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termination for good reason, within 24 months of a change in control. These severance benefits are subject to forfeiture or recoupment to the extent provided under the Clawback Policy, and the Key Employee Severance Plan does not provide severance benefits in connection with terminations for cause.
The severance benefits payable to our NEOs under the Key Employee Severance Plan consist of:
•Severance Payment: A lump-sum cash payment equal to (a) 2.5x annual base pay plus 2.5x targeted annual cash incentive for severance within 24 months following a change in control, or (b) 2x annual base pay for the CEO and 1.5x annual base pay for the other NEOs for severance not within 24 months following a change in control;
•Interrupted Annual Bonus: A lump-sum cash payment equal to the amount of the annual cash incentive, pro-rated to the end of the month prior to separation of service and based on actual performance;
•Welfare Benefits: Reimbursement of COBRA premiums paid by the NEO during the 24-month period following the participant’s termination date; and
•Outplacement Services: Up to $20,000 of outplacement services during the 12-month period following the participant’s termination date.
The table below itemizes the amount of potential cash severance that would have been payable under the Key Employee Severance Plan, based on an involuntary termination without cause or a voluntary termination for good reason, occurring as of December 31, 2024, within 24 months following a change in control, including the amount that each NEO would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental, and life insurance plans.

Name	Base Salary ($)	Targeted Annual Incentive ($)	2.5x Base Salary + 2.5x Targeted Annual Incentive ($)	Interrupted Annual Bonus ($) (1)	COBRA Premiums ($) (2)	Outplacement Services ($)	Amount of Potential Severance Benefit ($)
Brian Bird	900,000	900,000	4,500,000	825,000	37,154	20,000	5,382,154
Crystal Lail	500,000	375,000	2,187,500	343,750	37,875	20,000	2,589,125
Shannon Heim	370,000	185,000	1,387,500	169,583	56,698	20,000	1,633,781
Bobbi Schroeppel	350,000	157,500	1,268,750	144,375	54,777	20,000	1,487,902
John Hines	345,000	155,250	1,250,625	142,313	37,330	20,000	1,450,268
(1)    Calculated at 100% of target and prorated for 11 of 12 months pursuant to the terms of the Key Employee Severance Plan.
(2)    Amounts calculated using COBRA premiums in effect as of December 31, 2024.
The table below itemizes the amount of potential cash severance that would have been payable under the Key Employee Severance Plan, based on no change in control and an assumed involuntary termination without cause occurring as of December 31, 2024, including the amount that each NEO would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental, and life insurance plans.

Name	Base Salary ($)	Targeted Annual Incentive ($)	2x Base Salary (CEO) / 1.5x Base Salary (other NEOs) ($)	Interrupted Annual Bonus ($) (1)	COBRA Premiums ($) (2)	Outplacement Services ($)	Amount of Potential Severance Benefit ($)
Brian Bird	900,000	900,000	1,800,000	825,000	37,154	20,000	2,682,154
Crystal Lail	500,000	375,000	750,000	343,750	37,875	20,000	1,151,625
Shannon Heim	370,000	185,000	555,000	169,583	56,698	20,000	801,281
Bobbi Schroeppel	350,000	157,500	525,000	144,375	54,777	20,000	744,152
John Hines	345,000	155,250	517,500	142,313	37,330	20,000	717,143
(1)    Calculated at 100% of target and prorated for 11 of 12 months pursuant to the terms of the Key Employee Severance Plan.
(2)    Amounts calculated using COBRA premiums in effect as of December 31, 2024.

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Equity Compensation Plan Change in Control Provision
All outstanding equity awards were granted under our Equity Compensation Plan. In a change in control situation, the plan provides that either the vesting of awards will accelerate so that awards will vest as to the shares that otherwise would have been unvested, or the Compensation Committee will arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.

The table to the right shows the amount of potential stock value that would have been received, based on (i) an assumed change in control date of December 31, 2024, (ii) outstanding equity awards at target payout, and (iii) a closing stock price on December 31, 2024, of $53.46. For a termination of service that does not involve a change in control, death, disability, or retirement, all outstanding equity awards granted under the Equity Compensation Plan are forfeited.
Name	Value of Accelerated Stock Vesting ($)
Brian Bird	6,032,266
Crystal Lail	1,562,529
Shannon Heim	656,756
Bobbi Schroeppel	681,775
John Hines	686,052
ERRP Restricted Share Units
Awards under our ERRP, as discussed in the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Awards section in this proxy statement, if vested, will be paid out in shares of common stock of the Company over a five-year period following the participant’s separation of service.
Death, Disability, and Retirement Benefits
Our executives are covered by the standard death and disability benefits that are available to substantially all employees. In addition, upon the death, disability, or retirement of a recipient of a performance or restricted share unit award, such recipient (or his or her executor or administrator) is entitled to receive a pro-rata portion of the award based on the number of full months such recipient was employed by the Company, and the remaining portion of the award is forfeited. In the case of death or disability, the pro rata portion is based on the target award. In the case of retirement, the pro rata portion will be paid at the end of the performance period based upon the level of satisfaction of the applicable performance goals. An award under the ERRP vests in full upon the death or disability of the recipient.
Assuming that our NEOs terminated their employment as a result of death, disability, or retirement on December 31, 2024, each NEO would have received the same payout of the earned annual cash incentive award for 2024 that is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 49. Similarly, each NEO would have received the same payout of long-term incentive compensation for the LTIP performance share units whose three-year performance period ended December 31, 2024, as reflected in the “Stock Awards - Value Realized” column in the 2024 Stock Vested Table on page 51. The reason for the same payouts is that the individual would have been employed throughout the entire performance period for the awards.
For the remaining outstanding grants of LTIP performance share units, LTIP restricted share units, ERRP restricted share units, and CEO promotion restricted share units, the table on the following page shows the original grants, the percentage of the original grants that would vest, and the vesting value of those grants, assuming (a) the applicable NEO terminated his or her employment as a result of death, disability, or retirement on December 31, 2024, (b) the applicable goals for such performance units were subsequently satisfied at target levels, and (c) the price of the Company's Common Stock was $53.46 (the closing price on December 31, 2024) at the time payouts of such performance units and restricted share units occurred.
In addition to the benefits described above, upon retirement, the NEOs will be entitled to receive the retirement benefits described in the 2024 Pension Benefits Table on page 53 and the nonqualified deferred compensation benefits set forth in the 2024 Nonqualified Deferred Compensation Table on page 54.

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			Future Vesting Date	Assumed 12/31/24 Death / Disability			Assumed 12/31/24 Retirement
				Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)	Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)
Brian Bird
President and Chief Executive Officer	2024 LTIP RSU		12/31/2026	17,652	33.3%	314,244	17,652	33.3%	314,244
	2024 LTIP PSU		12/31/2026	38,894	33.3%	693,090	38,894	33.3%	693,090
	2023 LTIP RSU		12/31/2025	9,355	66.7%	333,579	9,355	66.7%	333,579
	2023 LTIP PSU		12/31/2025	20,052	66.7%	715,011	20,052	66.7%	715,011
	CEO Promo Grant	(2)	12/13/2026	7,952	100.0%	425,114	7,952	50.0%	212,557
	CEO Promo Grant	(2)	12/13/2025	7,953	100.0%	425,167	7,953	66.7%	283,587
	2022 ERRP		12/31/2027	4,927	100.0%	263,397	4,927	40.0%	105,359
	2021 ERRP		12/31/2026	3,465	100.0%	185,239	3,465	60.0%	111,143
	2020 ERRP		12/31/2025	2,587	100.0%	138,301	2,587	80.0%	110,641
					TOTAL	$3,493,143		TOTAL	$2,879,211
Crystal Lail
Vice President and Chief Financial Officer	2024 LTIP RSU		12/31/2026	4,512	33.3%	80,323	4,512	33.3%	80,323
	2024 LTIP PSU		12/31/2026	9,940	33.3%	177,131	9,940	33.3%	177,131
	2023 LTIP RSU		12/31/2025	2,631	66.7%	93,816	2,631	66.7%	93,816
	2023 LTIP PSU		12/31/2025	7,266	66.7%	259,090	7,266	66.7%	259,090
	2022 ERRP		12/31/2027	2,631	100.0%	140,653	2,631	40.0%	56,261
	2021 ERRP		12/31/2026	2,166	100.0%	115,794	2,166	60.0%	69,477
	2020 ERRP		12/31/2025	1,260	100.0%	67,360	1,260	80.0%	53,888
					TOTAL	$934,167		TOTAL	$789,985
Shannon Heim
General Counsel and Vice President, Federal Gov't Affairs	2024 LTIP RSU		12/31/2026	2,530	33.3%	45,040	2,530	33.3%	45,040
	2024 LTIP PSU		12/31/2026	5,574	33.3%	99,329	5,574	33.3%	99,329
	2023 LTIP RSU		12/31/2025	1,330	66.7%	47,425	1,330	66.7%	47,425
	2023 LTIP PSU		12/31/2025	2,851	66.7%	101,660	2,851	66.7%	101,660
					TOTAL	$293,454		TOTAL	$293,453
Bobbi Schroeppel
Vice President – Customer Care, Communications and HR	2024 LTIP RSU		46387	1627	33.3%	$28,964	1627	33.3%	$28,964
	2024 LTIP PSU		46387	3585	33.3%	$63,885	3585	33.3%	$63,885
	2023 LTIP RSU		46022	1104	66.7%	$39,366	1104	66.7%	$39,366
	2023 LTIP PSU		46022	2368	66.7%	$84,438	2368	66.7%	$84,438
	2022 ERRP		46752	1339	100.0%	$71,583	1339	40.0%	$28,633
	2021 ERRP		46387	1395	100.0%	$74,577	1395	60.0%	$44,746
	2020 ERRP		46022	1335	100.0%	$71,369	1335	80.0%	$57,095
					TOTAL	$434,181		TOTAL	$347,127
John Hines
Vice President – Supply / Montana Govt Affairs	2024 LTIP RSU		46387	1634	33.3%	$29,089	1634	33.3%	$29,089
	2024 LTIP PSU		46387	3600	33.3%	$64,152	3600	33.3%	$64,152
	2023 LTIP RSU		46022	1109	66.7%	$39,545	1109	66.7%	$39,545
	2023 LTIP PSU		46022	2377	66.7%	$84,759	2377	66.7%	$84,759
	2022 ERRP		46752	1344	100.0%	$71,850	1344	40.0%	$28,740
	2021 ERRP		46387	1415	100.0%	$75,646	1415	60.0%	$45,388
	2020 ERRP		46022	1354	100.0%	$72,385	1354	80.0%	$57,908
					TOTAL	$437,426		TOTAL	$349,581
(1)    Values were calculated based on a $53.46 closing price of our common stock on December 31, 2024.
(2)    The CEO Promotional Grant was a one-time award of restricted share units the Board granted to Mr. Bird in December 2022 in connection with his promotion to the role of president and chief executive officer, with half of the restricted share units vesting on the award’s third anniversary and the other half vesting on the fourth anniversary.

NorthWestern Energy | Proxy Statement | Page 57

2024 Executive Pay

CEO Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay (base salary and incentive pay) to the pay of all other employees in 2024. The compensation for our CEO in 2024 was approximately 34 times the median pay of our employees, as compared to 23 times in 2023, using the same methodology. For 2023, the average CEO to median employee pay ratio for our peers was 44:1, ranging from 22:1 to 74:1.
34:1 CEO Pay Ratio
Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. Although the applicable SEC rules would permit us to use the same median employee, we identified a new median employee for 2024 because that is the same process we have been using since our Compensation Committee first asked us to calculate our CEO pay ratio in 2010, and not because of any changes to our employee population or employee compensation arrangements that would significantly impact our pay ratio.
We identified the new median employee this year by using the same methodology we used to identify last year’s median employee — by examining the 2024 total cash compensation for all individuals (excluding our CEO) who were employed by us on the last day of our payroll year (December 20, 2024). We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2024. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees (approximately five percent of our employees receive annual equity awards).
After identifying the median employee based on total cash compensation, we calculated annual total compensation for that employee using the same methodology we use for our NEOs as set forth in the 2024 Summary Compensation Table later in this proxy statement and computed the ratio.

CEO to Median Employee Pay Ratio

	CEO		Median Employee
Base Salary	$873,077		$97,501
Stock Awards	$2,320,016		—
Annual Incentive Plan Compensation	$1,044,000		$12,555
Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	$29,203		2,518
All Other Compensation	$544,793		$30,851
TOTAL	$4,811,089		$143,425

CEO Pay to Median Employee Pay Ratio	34	:	1

(1) These amounts are attributable to a change in the value of each individual’s defined benefit pension account balance and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings, and actuarial assumptions.

NorthWestern Energy | Proxy Statement | Page 58

Pay Versus Performance
Compensation Actually Paid Table
We are providing the following information about the relationship between executive compensation and certain measures of financial performance of our Company, as required by the SEC. However, the information does not necessarily align with how the Company or the Compensation Committee view the link between the Company's performance and the pay of its NEOs. The Compensation Discussion and Analysis, beginning on page 16, provides additional information about our pay-for-performance philosophy and how we align executive compensation with our performance. As described in more detail in our CD&A, the Company's annual incentive awards and a large portion of the long-term incentive awards that comprise a significant percentage of an executive's compensation are directly linked to performance. Payouts of these portions of an executive's compensation are placed at risk and require the accomplishment of specific results that are designed to benefit our shareholders and the Company, both in the long and short term. While the Company utilizes several performance measures to align executive compensation with Company performance, not all Company measures are presented in the compensation actually paid (CAP) table on the following page. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year.
The CAP table compares total compensation as reported in our Summary Compensation Table, that can be found on page 49, and CAP as determined in accordance with the calculations required by Item 402(v) of Regulation S-K for our principal executive officer (PEO) and the average of our other NEOs. As the table illustrates, for the first time, in 2024, CAP exceeded the total compensation as calculated in the Summary Compensation Table; however, CAP was considerably less for the previous years. The CAP table also compares our compensation to our TSR, our peer group’s TSR, our net income, and our ROAE.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (1) (2)	Value of Initial Fixed $100 Investment Based on		Net Income ($ thousands)	Company Selected Measure (4)	SUPPLEMENTAL MEASURE:
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)			3-Year Return on Average Equity (4)
2024	4,811,089	5,162,068	1,140,889	1,160,680	93.44	105.74	224,100	N/A	7.5%
2023	3,110,602	2,386,099	886,745	720,910	84.56	92.96	194,131	N/A	7.7%
2022	3,375,572	2,901,778	1,472,753	1,398,178	94.09	98.79	212,600	N/A	7.4%
2021	3,445,367	1,956,479	1,116,582	813,050	86.70	97.40	186,840	N/A	8.5%
2020	3,102,048	(436,483)	985,536	454,150	84.94	82.86	155,215	N/A	(12.9)%
(1)    In 2023 and 2024, Brian Bird was our PEO, and in all other years, Robert Rowe was our PEO. For 2023 and 2024, our other NEOs were Crystal Lail, Shannon Heim, John Hines, and Bobbi Schroeppel. For 2022, our other NEOs were Brian Bird, Crystal Lail, Heather Grahame and Curtis Pohl. For 2021, our other NEOs were Brian Bird, Crystal Lail, Heather Grahame, Curtis Pohl and Bobbi Schroeppel. For 2020, our other NEOs were Brian Bird, Heather Grahame, Curtis Pohl and Bobbi Schroeppel.
(2)     The amounts shown for CAP have been calculated in accordance with SEC rules and do not reflect compensation actually earned, realized, or received by the Company's NEOs; instead, these amounts reflect the totals in the Summary Compensation Table with certain adjustments as described in the tables below. The following tables include the adjustments that were necessary to arrive at CAP for our PEO and non-NEOs during 2024, as represented in the CAP table above.

NorthWestern Energy | Proxy Statement | Page 59

Pay Versus Performance

Adjustments to Determine CAP for PEO	2024
Summary Compensation Table (SCT) Total	$4,811,089
Adjustments to arrive at CAP
Deduction for change in pension values reported in the SCT	$(29,203)
Increase for "Service Cost" for Pension Plans	$12,597
Deduction for stock awards amounts reported in the SCT	$(2,320,016)
Fair value of current year equity awards at year-end	$2,346,922
Change in value of prior years' awards unvested at year-end	$182,697
Fair value of awards granted and vested in same year	$—
Change in value of prior years' awards that vested during current year	$157,982
Deduction of value of prior years' awards that were forfeited during year	$—
Dividends	$—
Total adjustments	$350,979
CAP Total	$5,162,068

Adjustments to Determine Average CAP for Non-PEO NEOs	2024
Summary Compensation Table (SCT) Total	$1,140,889
Adjustments to arrive at CAP
Deduction for change in pension values reported in the SCT	$(23,742)
Increase for "Service Cost" for Pension Plans	$7,589
Deduction for stock awards amounts reported in the SCT	$(338,508)
Fair value of current year equity awards at year-end	$360,667
Change in value of prior years' awards unvested at year-end	$27,799
Fair value of awards granted and vested in same year	$—
Change in value of prior years' awards that vested during current year	$(14,014)
Deduction of value of prior years' awards that were forfeited during year	$—
Dividends	$—
Total adjustments	$19,791
CAP Total	$1,160,680
(3)    See page 33 for a listing of our peer group.
(4)    Net income is the only single-year financial measure we use to link CAP to our NEOs for the most recently completed fiscal year. We use several multi-year performance measures as listed in the Most Important Performance Measures table on page 61. We have supplemented the information provided in the CAP table with one of these multi-year measures — ROAE over a three-year period.
Relationship Between CAP and Performance Metrics
The following charts depict pay versus performance by showing the directional relationship between CAP and the two performance metrics presented in the CAP Table, as well as the supplemental performance metric presented next to the CAP Table.

CAP vs. Total Shareholder Return (including Peer Group TSR)

Thousands
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$(1,000)
2020
2021
2022
2023
2024
$(436)
$454
$1,956
$813
$2,902
$1,398
$2,386
$721
$5,162
$1,161
$82.86
$97.40
$98.79
$92.96
$105.74
$84.94
$86.70
$94.09
$84.56
$93.44
PEO CAP
NEO CAP
NWE TSR
Peer TSR

As illustrated by the graphic to the left, as our TSR rose and fell from 2020 to 2024, so too did the CAP to our PEO and our other NEOs. Indeed, there appears to be a high correlation between CAP and TSR. In 2020, the value of a $100 investment in our common stock actually declined to approximately $83 over the course of the year, and the CAP to our PEO turned out to be a negative number. When our TSR increased in 2021 and 2022, decreased in 2023, and then increased again in 2024, the CAP showed similar correlation.

NorthWestern Energy | Proxy Statement | Page 60

Pay Versus Performance

CAP vs. Net Income
Net Income does not appear to have the same correlative relationship with CAP as TSR does. As illustrated in the graphic to the right, CAP increased considerably from 2020 to 2021 with a corresponding increase to net income. However, CAP again increased in 2022, even though net income declined, and decreased in 2023, even though net income increased. This indirect relationship can be explained through an examination of our compensation program. Our long-term equity incentive awards make up the largest percentage of the compensation package provided to our executives, and those awards use TSR as a primary metric. We use net income as a metric in our annual cash incentive, which is a smaller percentage of the overall compensation package.

Thousands
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$(1,000)
$5,162
224,111
194,131
186,840
183,008
155,215
$2,902
$2,386
$1,956
$1,398
$1,161
$813
$721
$(436)
$454
2020
2021
2022
2023
2024
PEO CAP
NEO CAP
Net Income

SUPPLEMENTAL INFORMATION — CAP vs. Return on Average Equity

Thousands
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$(1,000)
-12.9%
8.5%
7.4%
7.7%
7.5%
$(436)
$454
$1,956
$813
$2,902
$1,398
$2,386
$721
$5,162
$1,161
2020
2021
2022
2023
2024
PEO CAP
NEO CAP
ROAE

Like net income, ROAE does not appear to have the same correlative relationship with CAP. The pattern in the graphic to the left illustrates that ROAE has remained relatively consistent over the past four years even though CAP has fluctuated. While ROAE is a metric we use in our long-term equity incentive awards, it is a secondary metric and does not drive the performance under those awards as much as TSR does. Thus, ROAE contributes less to the CAP to our executives.
Important Metrics
We consider the performance measures listed alphabetically below to be the most important measures we used to determine CAP for 2024, as further described in our CD&A within the Annual Cash Incentive Awards and Long-Term Performance-Based Equity Incentive Awards sections.

Most Important Performance Measures
Earnings Per Share (3-year period)	Net Income	Relative Total Shareholder Return (3-year period)	Return on Average Equity (3-year period)
Supplemental Pay vs. Performance Info
Our Compensation Committee has designed our pay program to align pay with Company performance. Our executives are rewarded for providing value to shareholders and for performing relative to our 2024 peer group.
Value Provided to Shareholders
Last year, the value we provided to our shareholders did not keep pace with our peers, which was reflected in the payout under our long-term incentive plan. Our one-year TSR of 10.5 percent trailed the TSR for our peer group of 12.9 percent and the S&P Utility Index of 23.4 percent during that same time period. Over the past three years, our

NorthWestern Energy | Proxy Statement | Page 61

Supplemental Pay Versus Performance Information
cumulative TSR was 6.7 percent (as calculated as required by our LTIP) despite a ROAE of 7.5 percent over that same three-year period and an EPS growth rate of 0.9 percent.
The results we achieved for our shareholders are consistent with the results under our incentive plans. With respect to our annual cash incentive plan for 2024, despite above target financial performance (based on net income), reliability and customer satisfaction, we did not meet our safety goals. As a result, due to our financial and operational successes and lower safety performance results, the Board funded our annual cash incentive plan at 116.0 percent of target for 2024. More details are provided in the annual cash incentive plan discussion in this proxy statement.
The long-term performance share unit awards that were granted in 2022 pursuant to the LTIP, vested on December 31, 2024. The performance measures associated with those grants were tied to EPS growth, ROAE, and relative TSR. The Company had mixed results over the three-year vesting period with respect to the LTIP metrics, attaining 0.9 percent average EPS growth, 7.5 percent ROAE, and our relative TSR was 7th highest of our 13-member 2022 peer group. None of these results, were above our LTIP targets, and the LTIP awards paid out below target at 73.8 percent.
The chart below shows the total return on an investment of $100 made over the five-year period reflected in the CAP table and highlights our stock performance as compared to our 2024 peer group using the same methodology required for the CAP table.

FIVE-YEAR TSR

Performance Relative to Our Peers
Relative to our 2024 peers, our CEO pay is aligned with performance. For the three-year period ending December 31, 2024, our TSR ranked 7th in our 13-member 2024 peer group (assuming reinvestment of dividends), while our CEO’s compensation was the 10th highest of our 2024 peer group (based on the three most recently available years of compensation data as disclosed in the proxy statement summary compensation tables of our peers). In addition, the aggregate compensation provided to our NEOs and the pay multiple of our CEO to the second highest paid NEO both trail the median of our 2024 peer group. For purposes of this discussion in this section, “pay” and “compensation” are calculated as total compensation as disclosed in the Summary Compensation Table, excluding change in pension value.
The supplemental pay-for-performance charts and tables on the following page reflect relative values for CEO pay and TSR that are expressed as a percentile of the range between the highest and lowest values. Data points within the shaded pay-for-performance alignment band reflect an alignment of pay and performance. Data points to the left and above the band suggest lower pay for higher performance; while those to the right and below the band suggest higher pay for lower performance.
These charts and tables demonstrate the alignment of our CEO pay and performance over the past three years. Our CEO is generally being compensated at a lower level than the CEOs of most of our 2024 peers, which is generally aligned with, yet trails, our TSR performance. Over the most recent year, our CEO fell on the low end

NorthWestern Energy | Proxy Statement | Page 62

Supplemental Pay Versus Performance Information
(ranking 12th of 13) of the pay spectrum relative to our peers, which is relatively consistent with our TSR performance that ranked 9th of 13 relative to our peers. Similarly, over the past three years, our CEO pay ranked 10th, while our TSR performance was 7th.

CEO PAY FOR PERFORMANCE VS. 2024 PEERS
1-YEAR	3-YEAR

Relative 1-Year CEO Pay*		Relative 1-Year TSR*		Relative 3-Year CEO Pay*		Relative 3-Year TSR*
TXNM Energy, Inc.	100%	MGE Energy Inc.	100%	OGE Energy Corp.	100%	OGE Energy Corp.	100%
OGE Energy Corp.	94%	OGE Energy Corp.	79%	TXNM Energy, Inc.	95%	MGE Energy Inc.	97%
Portland General Electric	85%	TXNM Energy, Inc.	78%	Portland General Electric	86%	TXNM Energy, Inc.	87%
Otter Tail Corporation	66%	IDACORP, Inc.	59%	Otter Tail Corporation	67%	Spire Inc.	86%
Black Hills Corporation	65%	Spire Inc.	58%	Spire Inc.	62%	ALLETE, Inc.	62%
IDACORP, Inc.	55%	Black Hills Corporation	56%	Black Hills Corporation	61%	Otter Tail Corporation	60%
Spire Inc.	53%	ONE Gas Inc.	55%	ONE Gas Inc.	56%	NorthWestern Energy	50%
ONE Gas Inc.	46%	ALLETE, Inc.	50%	IDACORP, Inc.	53%	IDACORP, Inc.	43%
Avista Corp.	35%	NorthWestern Energy	49%	Avista Corp.	46%	Avista Corp.	22%
ALLETE, Inc.	29%	Avista Corp.	43%	NorthWestern Energy	30%	ONE Gas Inc.	21%
Northwest Natural Holding	22%	Northwest Natural Holding	41%	Northwest Natural Holding	27%	Black Hills Corporation	3%
NorthWestern Energy	21%	Portland General Electric	38%	ALLETE, Inc.	19%	Portland General Electric	2%
MGE Energy Inc.	—%	Otter Tail Corporation	—%	MGE Energy Inc.	—%	Northwest Natural Holding	—%

*Relative CEO pay and relative TSR are expressed as a percentile of the range between the highest and lowest values of actual CEO pay and actual TSR.
Source: CEO Pay for the one-year period is the 2023 total compensation and for the three-year period is the 2021-2023 total compensation, as published in the 2022, 2023, and 2024 proxy statement Summary Compensation Tables for each respective company. We have excluded any change in pension value from the total compensation calculation because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors. TSR is from S&P Global Market Intelligence for the one- and three-year periods ended December 31, 2024, and assumes reinvestment of dividends.

As with our CEO’s total compensation package, the total compensation provided to our NEOs as a whole relative to our peers demonstrates a strong pay-for-performance alignment for our shareholders. As shown in the charts on the following page, the aggregate compensation provided to our NEO group lags the median aggregate compensation provided to the NEOs of our 2024 peer group. The summary also depicts that the multiple of our CEO’s compensation compared with our next most highly compensated NEO lags our 2024 peer group median.

NorthWestern Energy | Proxy Statement | Page 63

Supplemental Pay Versus Performance Information

AGGREGATE NEO PAY VS. 2024 PEERS	PAY MULTIPLE OF CEO TO SECOND HIGHEST PAID NAMED EXECUTIVE OFFICER

$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
CEO
CEO
CEO
CEO
CEO
CEO
CEO
CEO
CEO
CEO
2019
2020
2021
2022
2023
Total NorthWestern NEO Pay
Total Median Peer Group NEO Pay

2.27x
2.51x
2.25x
2.59x
1.87x
2.67x
1.26x
2.76x
2.49x
2.63x
2019
2020
2021
2022
2023
NWE Multiple
Median Peer Multiple

Source: Total compensation (excluding change in pension value) as published in the proxy statement summary compensation table for each respective company. We excluded change in pension value because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors. For companies that had more than five NEOs, our analysis includes only the top five total compensation amounts for such NEO group.

NorthWestern Energy | Proxy Statement | Page 64

Stock Information

Who Owns Our Stock 66
Stock for Compensation Plans 68

Stock Information
Who Owns our Stock
Our common stock is currently our only class of voting securities. The number of shares noted in the table below are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of option, warrant, or right.
Stock Ownership by Directors and Executives
The following table provides information as of March 3, 2025, with respect to the beneficial ownership of shares of our common stock owned by our current non-employee directors, our NEOs, and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Unrestricted Shares of Common Stock Beneficially Owned Directly (#)	Unrestricted Shares of Common Stock Beneficially Owned Indirectly (#)	Deferred Stock Units (#)	Total Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
Sherina Maye Edwards	6,285	—	—	6,285	*
David Goodin	1,931	—	—	1,931	*
Jan Horsfall	7,125	—	702	7,827	*
Britt Ide	180	—	10,840	11,020	*
Kent Larson	8,348	—	—	8,348	*
Linda Sullivan	10,966	—	17,057	28,023	*
Mahvash Yazdi	6,442	—	11,990	18,432	*
Jeffrey Yingling	1,000	—	18,320	19,320	*
Brian Bird	121,026		14,557	135,583	*
Crystal Lail	13,503	—	2,433	15,936	*
Shannon Heim	775	—	27	802	*
Bobbi Schroeppel	24,252	—	5,495	29,747	*
John Hines	1,070	—	30,607	31,677	*
Directors and Executive Officers as a Group (17 persons)	216,440	—	131,699	348,139	*
*Less than one percent
Stock Ownership Guidelines
We believe it is important that our interests are aligned with the interests of our shareholders. Accordingly, our Board has established robust stock ownership guidelines for our non-employee directors and executive officers. Our stock ownership guidelines are set forth in our Corporate Governance Guidelines on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Our Board recently updated the stock ownership guidelines for its members. Each Board member is required to retain at least six times the value of his or her annual cash retainer in common stock or DSUs within five years of commencing service on our Board. For executives, the stock ownership guidelines range from two to six times base salary as summarized in the table on the following page. Each executive is restricted, absent a hardship and prior Board approval, from selling stock until his or her guideline amount is achieved and must continue to maintain the required ownership level once it is obtained.
Our Board instituted stock ownership guidelines to require its members and our executives to hold a meaningful financial stake in the Company to align our interests with those of our shareholders. As summarized in the table on the following page, with the exception of four directors and NEOs who have been in their position for two years or less, the rest of our directors and NEOs have satisfied the applicable stock ownership guideline.

NorthWestern Energy | Proxy Statement | Page 66

Stock Information

Satisfaction of Stock Ownership Guidelines
	Pay Subject to Multiple ($)	Multiple Required	Stock Ownership Requirement ($)	Number of Shares and DSUs Owned (#)	Value of Shares and DSUs Owned ($) (1)	Percent of Guideline Achieved as of March 3, 2025 (1)
Directors
Sherina Maye Edwards (2)	70,000	6x	420,000	6,285	344,732	82%
David Goodin (2)	70,000	6x	420,000	1,931	105,915	25%
Jan Horsfall, Operations Chair	70,000	6x	420,000	7,827	429,311	102%
Britt Ide, Governance Chair	70,000	6x	420,000	11,020	604,447	144%
Kent Larson	70,000	6x	420,000	8,348	457,888	109%
Linda Sullivan, Board Chair	150,000	6x	900,000	28,023	1,537,062	171%
Mahvash Yazdi, Compensation Chair	70,000	6x	420,000	18,432	1,010,995	241%
Jeffrey Yingling, Audit Chair	70,000	6x	420,000	19,320	1,059,702	252%
Named Executive Officers
Brian Bird	900,000	6x	5,400,000	135,583	7,436,728	138%
Crystal Lail (3)	500,000	4x	2,000,000	15,936	874,090	44%
Shannon Heim (3)	370,000	3x	1,110,000	802	43,990	4%
Bobbi Schroeppel	350,000	2x	700,000	29,747	1,631,623	233%
John Hines	345,000	2x	690,000	31,677	1,737,483	252%
(1)Value of shares and DSUs owned and percent of guideline achieved are calculated as of March 3, 2025 using the closing stock price from March 3, 2025, of 54.85.
(2)Ms. Edwards and Mr. Goodin joined our Board, respectively on April 28, 2023 and December 1, 2024 and are working toward satisfying the stock ownership guideline.
(3)In February 2021, Ms. Lail was promoted to CFO, and in January 2023, Ms. Heim was appointed as general counsel. Thus, they are both working toward satisfying their respective newly applicable stock ownership guidelines.

Largest Shareholders
The table below sets forth information regarding whom we know to be the beneficial owners of more than five percent of our issued and outstanding common stock. The information reflected in the table is based solely on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act as of March 3, 2025.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
BlackRock, Inc. (1)	11,098,837	18.10
50 Hudson Yards, New York, NY 10001
The Vanguard Group (2)	6,780,260	11.07
100 Vanguard Blvd., Malvern, PA 19355
American Century Investment Management, Inc. (3)	3,610,095	5.90
4500 Main Street, 9th Floor, Kansas City, MO 64111
(1)    Reflects shares beneficially owned by BlackRock, Inc. as of December 31, 2024, according to a statement on Schedule 13G/A filed with the SEC on February 5, 2025, which indicates that the beneficial owner, a holding company or control person in accordance with Rule 13d-1(b), has sole voting power with respect to 10,858,565 shares and sole dispositive power with respect to 11,098,837 shares. The beneficial owner holds shared voting or dispositive power with respect to none of the shares. The Schedule 13G/A certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Energy.
(2)    Reflects shares beneficially owned by The Vanguard Group, as of December 29, 2024, according to a statement on Schedule 13G/A filed with the SEC on February 13, 2024, which indicates that the beneficial owner, an investment adviser in accordance with Rule 13d-1, has sole voting power with respect to 0 shares and sole dispositive power with respect to 6,650,086 shares. The beneficial owner has shared voting power with respect to 70,954 shares and shared dispositive power with respect to 130,174 shares. The Schedule 13G/A certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Energy.

NorthWestern Energy | Proxy Statement | Page 67

Stock Information
(3)    Reflects shares beneficially owned by American Century Investment Management, Inc., American Century Companies, Inc., and Stowers Institute for Medical Research, as of December 31, 2024, according to a statement on Schedule 13G filed with the SEC on February 14, 2025, which indicates that the beneficial owners – respectively, an investment adviser in accordance with Rule 13d-1, a parent holding company or control person in accordance with Rule 13d-1(b), and a parent holding company or control person in accordance with Rule 13d-1(b) – has sole voting power with respect to 3,483,147 shares and sole dispositive power with respect to 3,610,095 shares. The beneficial owner has shared voting or dispositive power with respect to none of the shares. The Schedule 13G certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Energy.
Stock for Compensation Plans
The table below includes summary information about our Equity Compensation Plan, as of the close of business on December 31, 2024:
a.The aggregate number of shares of our common stock subject to outstanding stock options, warrants, and rights, including unvested performance units and unvested restricted share units;
b.The weighted average exercise price (or grant date fair value) of those outstanding stock options, warrants, and rights; and
c.The number of shares that remain available for future option grants, excluding the number of shares to be issued upon the exercise of outstanding options, warrants, and rights.
For additional information regarding our long-term incentive plans and the accounting effects of our stock-based compensation, please see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	282,722	(2)	$45.95	(3)	558,300	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	282,722				558,300
(1)     Consists of the Equity Compensation Plan, which is the Company’s only equity compensation plan.
(2)     Consists of (a) 231,926 unvested performance units, with a weighted average grant date fair value of $46.07, granted to employees who participate in our LTIP, and (b) 50,796 unvested restricted share units, with a weighted average grant date fair value of $45.40, granted to executive officers under our ERRP. For descriptions of our LTIP and ERRP, please see the Compensation Discussion and Analysis section.
(3)    Amount represents the weighted average grant date fair value of the outstanding awards reflected in column (a).
(4)    Awards under the Equity Compensation Plan can take the form of stock options, share appreciation rights, restricted and unrestricted share awards, deferred share units, and performance awards.

NorthWestern Energy | Proxy Statement | Page 68

Corporate Governance

Governance Overview 70
Sustainability 71
Other Governance Practices 72

Governance Overview
Our Board oversees the business of the Company. It establishes our overall policies and standards and reviews the performance of our management team. The Board operates pursuant to our Corporate Governance Guidelines that establish the Company’s corporate governance philosophy and the policies and practices we follow while governing the Company and its affiliates. In addition to our Corporate Governance Guidelines, the principal documents which establish our primary corporate governance practices are listed below and can be found on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

•Certificate of Incorporation
•Bylaws
•Audit Committee Charter
•Compensation Committee Charter
•Governance Committee Charter
•Operations Committee Charter
•Corporate Governance Guidelines
•Corporate Risk Appetite Statement

•Code of Conduct
•Supplier Code of Conduct
•Code of Ethics for the Chief Executive Officer and Senior Financial Officers
•Political Contributions Policy
•Insider Trading Policy
•Related Persons Transactions Policy
•Auditing and Accounting Complaints Policy

We are committed to strong corporate governance. As governance standards have evolved, we have enhanced our governance practices as appropriate to best serve the interests of our shareholders. Our commitment to corporate governance best practices has been nationally recognized. Moody’s Investment Services rated our governance practices as 5th best among 50 publicly traded North American utility and power companies in 2019. Our proxy disclosures have been recognized by Corporate Secretary magazine and the NYSE Governance Services.

What We Do	Annual election of all directors.
Majority vote plus resignation standard in uncontested elections. If a director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the director must submit a resignation for the Board to consider.
Allow shareholders owning 25 percent of our shares to call a special meeting.
Independent board. Our Board is comprised entirely of independent directors, except our CEO.
Independent Board Chair.
Independent Board committees. Each of our Board committees (audit, compensation, governance, and operations) is made up solely of independent directors.
Committee authority to retain independent advisors. Each of our Board committees has the authority to retain independent advisors, which will be paid for by the Company.
Code of Conduct. We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. Our Code of Conduct applies to all employees, as well as the Board. We also have a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers concerning financial reporting and other related matters.
Robust stock ownership guidelines for executive officers (2x to 6x) and directors (6x).
Annual Board Evaluation. The Board conducts an annual self-evaluation to increase accountability to shareholders, identify areas for growth, highlight best practices, enhance efficiency, and promote good governance. Periodically, an independent consultant conducts the evaluation.

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Corporate Governance

What We Don’t Do ✗	Poison pill. We do not have a shareholders’ rights plan or poison pill.
Hedging of Company securities. We do not allow our directors, executives, or employees to hedge Company securities.
Corporate political contributions. We do not make contributions to candidates for political office, political parties, or committees, or political committees organized to advance political candidates.
Supermajority voting. We do not have supermajority voting provisions in our certificate of incorporation or bylaws, except to approve (or amend provisions concerning) certain business combinations or mergers.
Sustainability
Our Company is guided by its commitment to sustainability — meeting today’s needs while planning for tomorrow’s as well. For over a century, we have upheld our commitment to provide our customers with reliable and affordable electric and natural gas services while also being good stewards of the environment, and have focused our sustainability efforts on providing safe, reliable, affordable, and innovative energy solutions that create value for our customers, communities, employees, and investors. Our approach to sustainability encompasses not only environmental care, but also strong corporate governance, meaningful community engagement, and a dedication to delivering long-term value for all stakeholders.
Over time, we have increased our environmental sustainability efforts and our access to carbon-free energy resources. In February 2022, we made a commitment to achieving Net-Zero by the year 2050 for Scope 1 and Scope 2 carbon and methane emissions. Our Scope 1 emissions are primarily from owned electric generation plants, fugitive emissions from our natural gas production, gathering, transmission and distribution systems, and company owned transportation fleet. Our Scope 2 emissions are primarily from the electric and natural gas utilized to heat, cool, and power our offices, warehouses, and other facilities.
Delivering affordable, reliable energy is central to our mission and reflects our responsibility to the customers and communities we serve. Our reliability standards consistently rank in the first or second quartile of our industry peers, and our typical residential energy bills remain significantly below the national average. We have an obligation to ensure sustainable long-term strategies and practices to meet our customer’s current and future needs.
We recognize that our employees are key to our success, and we are committed to providing fulfilling careers with competitive pay, excellent benefits, and a strong work-life balance. This commitment has earned us recognition from Newsweek as one of America’s Greatest Workplaces 2024, in six separate categories. This recognition is a testament to the dedication of our employees, who create a culture of excellence and service to our customers. We remain committed to providing an enhanced employee value proposition and being a great place to work.

AMERICA'S
GREATEST
WORKPLACES
2024

Newsweek

PLANT-A
INSIGHTS GROUP

We are honored that our employees recognized us through this survey, as genuinely respecting and valuing individuals from different walks of life.
America’s Greatest Workplaces
America’s Greatest Workplaces for Women
America’s Greatest Workplaces for Diversity
America’s Greatest Workplaces for Job Starters
America’s Greatest Workplaces for Mental Well-being
America’s Greatest Workplaces for Parents and Families

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Corporate Governance
Other Governance Practices
Our governance practices underscore our dedication to ethical conduct, transparency, and accountability. We adhere to a robust Code of Conduct that applies to employees, board members, vendors, and contractors, with additional requirements for senior leaders to ensure the highest standards of integrity in financial reporting and decision-making.
Code of Conduct
Our Board adopted a Code of Conduct which it reviews annually and requires each employee to certify annually. Our Code of Conduct embodies the standards that form our culture and sets forth expectations of conduct for all of our officers, directors, and employees, including all full- and part-time employees and certain persons that provide services on our behalf. Our Code of Conduct focuses on our corporate vision, mission, and values. You may review our Code of Conduct on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance. We intend to post on our website any amendments to, or waivers from, our Code of Conduct. In addition, our Board adopted a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller (or persons performing similar functions), which includes complaint procedures that specifically apply to this separate code. Our Board also annually reviews this separate code of ethics, which is available on our website at the location noted above. We intend to post on our website any amendments to, or waivers from, this special code of ethics.
Risk Oversight of the Company
Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board by monitoring Company processes for management’s identification, control, response, and disclosure of key strategic, operational, financial, regulatory, compliance, employee, and security risks. The Audit Committee receives reports from management at least quarterly regarding the Company’s assessment of risks and reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and review the corporate risk appetite when evaluating strategic alternatives and business development opportunities. The Compensation Committee oversees risks in human capital and compensation plans, the Governance Committee oversees risks in corporate governance and social responsibilities, and the Operations Committee addresses risks regarding environmental, security (cyber and physical), operational, and safety matters.
The Board oversees the Company’s risk management, and our CEO and executive Enterprise Risk Management Committee act to ensure that our enterprise risk management and other business continuity programs achieve their objectives. In addition, the Audit Committee ensures that the Company’s key risks are reviewed in the various responsible committees on at least an annual basis. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.
Cyber and Physical Security Oversight
Our Company provides critical infrastructure to meet the needs of states, communities, and customers we serve. We recognize the importance of maintaining the trust and confidence of our customers, employees, regulators, and shareholders, and our Board devotes significant time and attention to oversight of cyber and physical security risk. From 2016 to early 2020, our Audit Committee had oversight responsibilities concerning cyber and physical security, as well as steps taken by management to understand and mitigate such risks. In early 2020, our Board established the Operations Committee and moved cyber and physical security oversight to the new committee. Our Board and Operations Committee each receive regular reporting on cyber and physical security topics.
Transactions with Related Persons
Our Audit Committee has adopted a written Related Persons Transaction Policy. The policy requires that any related person transaction be reviewed and approved by the Audit Committee based on its consideration of all available relevant facts and circumstances. The Audit Committee approves a related person transaction only if it

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Corporate Governance
determines in good faith that such transaction is in, or is consistent with, the best interests of the Company and its shareholders. Specifically, the Audit Committee considers whether (1) the transaction is on terms comparable to those that could be obtained in arms-length dealing with an unrelated third party, (2) there are business reasons to enter into the transactions, (3) the transaction could impair the independence of a director, and (4) the transaction would present an improper conflict of interest.
Under the policy, a “related person” is an officer, director, director nominee, or five percent or more shareholder of the Company (as well as any immediate family member of such individuals or any entity which is owned or controlled by any of such individuals); and a “related person transaction” is a transaction involving (1) the Company, (2) a related person, and (3) an aggregate annual amount in excess of $120,000.
The policy also provides ratification procedures for approval of transactions that have been commenced or consummated prior to any knowledge by the Audit Committee or the Company of the involvement of a related person and for the annual review of ongoing related person transactions to ensure that such transactions continue to remain in the best interests of the Company and its shareholders. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Other than as described below, since January 1, 2024, there have been no related persons transactions that were required either to be approved or ratified under our Related Persons Transaction Policy or reported under the SEC’s related party transaction rules.
Jason Merkel, the Company’s executive officer responsible for overseeing distribution operations, is the brother of John Merkel, the owner of Merkel Engineering. As disclosed in our 2024 Proxy Statement, in connection with an $8 million natural gas supply storage project that the Board previously approved, the Company conducted a request for proposal and ultimately chose Merkel Engineering to serve as general contractor, provide engineering and supervision services, and supply project materials. In exchange for such services, the Company paid Merkel Engineering a general contractor fee, engineering and supervision services fees, and material supply services fees. As general contractor of the project, Merkel Engineering also invoiced the Company for charges submitted by other consultants and subcontractors on the project.
Pursuant to the Related Persons Transaction Policy, Company management informed the Audit Committee of the relation and negotiations prior to hiring Merkel Engineering. Neither Company executive Jason Merkel nor any of the employees in the area he supervises were involved in the decision to select or hire Merkel Engineering, and Jason Merkel has no interest in Merkel Engineering. Management further informed the Audit Committee that the contract terms and pricing for materials were more favorable than those the Company would have been able to obtain from arms-length negotiations with another vendor and pricing for materials that is better than the Company could achieve on its own.
The Audit Committee reviewed the proposed transaction and the information provided by management, as required by the policy, and approved the transaction under the policy in advance of its initiation. During 2024, the Company paid Merkel Engineering $361,000 related to the project, of which $202,000 was for engineering services, $17,000 was for the general contractor fee, and $142,000 was for charges from other project consultants and subcontractors paid by/through the general contractor. As previously disclosed, during 2023, the Company paid Merkel Engineering $5.6 million related to the project, consisting of $278,000 for engineering services, $588,000 for general contractor fees, and $4.7 million for charges from other project consultants and subcontractors. The Company also paid Merkel Engineering $43,000 for other unrelated projects in 2023. Pursuant to the policy, the Audit Committee continues to receive updates from management concerning this ongoing transaction.
Michael Cashell, the Company’s executive officer responsible for overseeing transmission operations, is the brother of NorthWestern Energy employees David Cashell and Patrick Cashell. In 2024, David and Patrick each received total compensation (including base salary, incentive compensation, and the value of employee benefits) from NorthWestern Energy with a value of more than $120,000. Neither individual is an oﬃcer of NorthWestern Energy and the compensation NorthWestern Energy paid to David and Patrick was consistent with the amount paid to NorthWestern Energy employees in similar roles. The Compensation Committee and full Board also approved the design and metrics of the incentive programs in which these individuals participated in 2024, and the Audit Committee reviewed, ratified, and approved these ongoing transactions related to employment.

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Corporate Governance
Hedging and Pledging Our Securities
Our Insider Trading Policy prohibits all of our directors, officers, and employees from engaging in certain transactions involving our securities, including hedging or other monetization transactions and publicly traded options. Specifically, the policy prohibits transactions involving publicly traded options, such as puts, calls, and other derivative securities, as well as hedging and monetization transactions, such as zero-cost collars and forward sales contracts. Our policy aims to align the interests of a director, officer, or employee with our and our shareholders’ interests and prohibits publicly traded option and hedging and monetization transactions because such transactions could create the appearance that a director, officer, or employee is trading on material non-public information, is focused on short-term performance, or otherwise misaligned. The Insider Trading Policy also prohibits our directors, officers, and employees from pledging any of our securities as collateral for a loan, unless pre-cleared by our general counsel. None of our directors or executive officers have pledged any of our securities as collateral for a loan. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Political Contributions Policy
As a public utility, we are subject to various laws and regulations at federal, state, and local levels; and changes to these laws can affect our business, employees, communities, and shareholders. Accordingly, we are committed to being an active and responsible corporate citizen.
We use our resources, through legally permissible participation in the political process, to advance matters of public policy that are consistent with our values, our legal obligations, and our Code of Conduct. We also encourage our employees to be active in civic and community activities, including by participating in the political and democratic process.
We have a formal political contributions policy. We do not make (and our policy prohibits) corporate contributions to candidates for political office, political parties, or committees, or political committees organized for the advancement of political candidates, whether federal, state, or local.
State and local ballot initiatives and referenda on important policy issues do have the potential to impact our business and our stakeholders. Accordingly, the policy permits corporate contributions in connection with such matters, as well as lobbying efforts and contributions to trade and local associations. In addition, the policy allows individual employees to make personal contributions to political action committees. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

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Annual Meeting Information

Attending the Virtual Annual Meeting 76
Voting Procedures 76
General Information 79

Annual Meeting Information
Attending the Virtual Annual Meeting
Annual Meeting Details
We will hold our virtual Annual Meeting of Shareholders for NorthWestern Energy on April 30, 2025, at 10:00 a.m. Central Time at www.virtualshareholdermeeting.com/NWE2025.
Only shareholders of record or their legal proxy holders as of the Record Date and our invited guests may participate in the virtual annual meeting. If you wish to attend the virtual annual meeting and your shares are held in street name at a brokerage firm, bank, or other nominee, you will need to have the 16-digit control number that can be found on your Annual Meeting Notice.
A webcast of the Annual Meeting will be available on our website at NorthWesternEnergy.com under About Us / Investors / Presentations, Webcasts & Reports through May 1, 2026.
Electronic Access to Proxy Statement and Annual Report
The proxy statement, annual report, voting card, and voting instructions are available at www.proxyvote.com where you can also cast your vote and request to receive future proxy materials in printed form by mail or electronically by email. These materials will be available for one year following the annual meeting. You will need the control number provided on your notice to access the electronic materials.
Available Information
On or about March 12, 2025, we mailed to our shareholders either (1) a Notice of Internet Availability of Proxy Materials or (2) a copy of this proxy statement, a proxy card, and our 2024 Annual Report.
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. These filings are available through a website maintained by a third-party and accessible through our Company website at NorthWesternEnergy.com under About Us /Investors / Financials / SEC Filings. Our public filings also are available to the public from document retrieval services and the website maintained by the SEC at www.sec.gov.
Voting Procedures
Appointment of Proxy Holders
Our Board asks you to appoint our independent Board Chair, Linda Sullivan, and our President and CEO, Brian Bird, as your proxy holders to vote your shares at the annual meeting. You make this appointment by voting the proxy card provided to you or by using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. If you sign and date your proxy card, but do not provide direction, they will vote your shares as recommended by our Board.
We are not aware of any matters to be brought before the annual meeting other than the matters described in the notice of annual meeting accompanying this proxy statement. The persons named in the form of proxy solicited by our Board will vote all proxies that have been properly executed, and if any matters not set forth in the notice of annual meeting are properly brought before the meeting, such persons will use their best judgment to vote on such matters.

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Annual Meeting Information
Record Date and Voting
All shareholders of record as of the close of business on the Record Date, March 3, 2025, are entitled to receive notice of and to vote, online or by proxy, at the virtual annual meeting or any postponement or adjournment of the annual meeting. If you owned shares of our common stock at the close of business on the Record Date, you are entitled to one vote per share upon each matter presented at the annual meeting. The Company does not have any other outstanding class of voting stock. Shareholders whose shares are held in an account at a brokerage firm, bank, or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank, or other nominee that holds their shares authorizing them to vote at the annual meeting.

Voting on the Internet. You may vote by proxy on the internet until 11:59 p.m. Eastern Daylight Time the day before the annual meeting. The website for internet voting is www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials.

Voting by Telephone. You may vote by proxy by telephone at 1 (800) 690-6903 until 11:59 p.m. Eastern Daylight Time the day before the annual meeting. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Voting by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid envelope provided. Your proxy card or voting instruction form must be received far enough in advance of the annual meeting to allow sufficient time for processing.

?
Voting online during the Virtual Annual Meeting. If you attend the virtual annual meeting and wish to vote online during the meeting, you will need the 16-digit control number that can be found on your Annual Meeting Notice.

✗
Revoking Your Proxy or Your Voting Instructions to Your Proxy Holders. If you are a record holder of our common stock, you can change your vote at any time before your proxy is voted at the annual meeting by voting another time using one of the methods described above or by attending the annual meeting and voting online during the meeting. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary at NorthWestern Energy, 3010 West 69th Street, Sioux Falls, South Dakota 57108, prior to the vote at the annual meeting. If your shares are held in street name, you must contact your broker, bank, or other nominee to revoke your proxy.

Quorum
To hold a valid annual meeting, a quorum — or a majority of the outstanding shares of our common stock as of the Record Date — must be present at the meeting. Our meeting will have a quorum if the holders of a majority of the shares of our common stock outstanding as of the Record Date are present online at the virtual meeting or represented by proxy. Abstentions and broker non-votes are included for determining whether a quorum is present. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies.
At the close of business on the Record Date, there were 61,332,189 shares of NorthWestern Energy common stock outstanding and entitled to vote at the annual meeting. Each outstanding share is entitled to one vote.
Broker Non-Votes
Under Nasdaq rules, certain shareholder nominees (such as brokers) have the discretion to vote shares on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when they do not receive voting instructions from the beneficial owner. They do not have authority to vote on non-routine matters (such as the election of directors and the advisory vote to approve named executive officer compensation) unless they receive instruction from the beneficial owner.

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Annual Meeting Information
A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions and are not counted to determine the number of votes present for the particular proposal.
Under Nasdaq rules, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares on Proposal 2 — Ratification of Independent Registered Public Accounting Firm even if the broker does not receive voting instructions from you. Without your instructions, the broker is not entitled to vote your shares on Proposal 1 — Election of Directors or Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation. We encourage you to provide instructions to your broker, bank, or other nominee. This ensures your shares will be voted at the annual meeting.
Required Vote and Method of Counting
The required vote and method of counting votes for the various business matters to be considered at the annual meeting are described in the table below. If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” each of the nominees for director, “FOR” ratification of Deloitte as our independent registered public accounting firm, “FOR” the advisory vote to approve named executive officer compensation, and in accordance with the recommendations of our Board on any other matters properly brought before the annual meeting for a vote.

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1: Election of Directors	FOR election of each director nominee
If a quorum exists, the nominees with the most “FOR” votes are elected.

If a Nominee receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the Nominee must submit resignation for consideration by the Governance Committee and final Board decision.
			No effect	No effect
Proposal 2: Ratification of Deloitte as the independent registered public accounting firm for 2025	FOR	If a quorum exists, the majority of votes present online at the meeting or represented by proxy and entitled to vote.	Vote against	Not applicable; broker may vote shares without instruction
Proposal 3: Advisory vote to approve named executive officer compensation (Say on Pay)	FOR
If a quorum exists, the majority of votes present online at the meeting or represented by proxy and entitled to vote.
This advisory vote is not binding on the Board, but the Board will consider the vote results when making future executive compensation decisions.
			Vote against	No effect
Method and Cost of Soliciting and Tabulating Votes
The Board is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our virtual annual meeting. NorthWestern will pay the cost of the solicitation, which will be made primarily by the use of mail and the internet. Proxies also may be solicited in person or by telephone, or similar means by our directors, officers, or employees without additional compensation.
We will, upon request, reimburse shareholders who are brokers, banks, or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record. Broadridge Financial Solutions, Inc., will be the proxy tabulator.

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Annual Meeting Information
Assistance
If you need assistance with voting your proxy or have questions regarding our annual meeting, please contact:

Travis Meyer Director Corporate Finance and Investor Relations Officer (605) 978-2945	or	Emily Folsom Assistant Corporate Secretary (605) 978-2871
No persons have been authorized to give any information or make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.
General Information
Householding; Receipt of Multiple Notices
Under the rules of the SEC, a single Notice of Internet Availability of Proxy Materials or set of annual reports and proxy statements may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain shareholders who shared a single address, only one annual report and proxy statement were sent to that address unless any shareholder at that address requested that multiple sets of documents be sent. However, if any shareholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2025 or in the future, he or she may call (800) 542-1061 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and the Company will deliver promptly upon such written or oral request a separate Notice of Internet Availability of Proxy Materials or annual report or proxy statement. Shareholders sharing an address who wish to receive a single set of reports may do so by contacting their banks, brokers, or other nominees, if they are beneficial holders, or by contacting Broadridge at the address above, if they are record holders.
Future Shareholder Proposals and Director Nominations
Shareholder Proposals for Inclusion in Next Year’s Proxy Statement. To be considered for inclusion in the proxy statement for our annual meeting to be held in 2026, shareholder proposals submitted under Exchange Act Rule 14a-8 must be received by the corporate secretary of NorthWestern Energy not later than November 12, 2025. Such proposal must comply with all applicable SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.
Other Shareholder Proposals for Presentation at the 2026 Annual Shareholders’ Meeting. For nominations of persons for election as a director or for any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly from the floor of the 2026 Annual Meeting, the Company’s bylaws require that notice must be given to the corporate secretary of NorthWestern Energy between December 31, 2025 and January 30, 2026.
Universal Proxy Card. To comply with the universal proxy rules, shareholders who intend to solicit proxies of director nominees for the 2026 Annual Meeting must provide notice to the corporate secretary of NorthWestern Energy that sets forth the information required by Rule 14a-19 under the Exchange Act, as well as the information specified below, between December 31, 2025 and January 30, 2026.

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Annual Meeting Information
Shareholder proposals should be delivered or mailed to and received by the Company at its principal executive offices in accordance with the dates set forth above and addressed to the corporate secretary of NorthWestern Energy at 3010 West 69th Street, Sioux Falls, South Dakota, 57108.
To be in proper written form, a shareholder’s notice for both annual and special meetings must set forth:
(1)     as to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, and business and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (e) the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;
(2)     as to any other business that the shareholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting, and (d) any material interest of such shareholder in the business being proposed and the beneficial owner, if any, on whose behalf the proposal is being made; and
(3)     as to the shareholder giving this notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and record address of such shareholder and any such beneficial owner, (b) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder and beneficial owner, (c) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (d) a representation that such shareholder is a shareholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (e) a representation of whether such shareholder or any such beneficial owner intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder with respect to an annual meeting if the shareholder has notified the Company of his or her intention to present a proposal at such annual meeting in compliance with Regulation 14A (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

NorthWestern Energy | Proxy Statement | Page 80

Proxy Statement Glossary
The list below defines the various terms, abbreviations, and acronyms used in this proxy statement.

Audit Committee	Audit, Finance, and Risk Committee
Board	Board of Directors of NorthWestern Energy Group, Inc.
CAP	Compensation actually paid, as determined in accordance with the calculations required by Item 402(v) of Regulation S-K
CD&A	Compensation Discussion and Analysis
CEO or PEO	Chief Executive Officer
CFO	Chief Financial Officer
COBRA	Consolidated Omnibus Budget Reconciliation Act
Code of Conduct	Code of Conduct and Ethics
Company	NorthWestern Energy Group, Inc., d/b/a NorthWestern Energy
Compensation Committee	Human Resources Committee
Deloitte	Deloitte & Touche LLP
Director Deferred Plan	NorthWestern Energy Group, Inc. Deferred Compensation Plan for Non-Employee Directors
DSU	Deferred share unit; a unit of Company common stock held in an individual’s deferred compensation account that cannot be sold or transferred until such individual departs the Company, subject to certain conditions
Equity Compensation Plan or Plan	NorthWestern Energy Group, Inc., Amended and Restated Equity Compensation Plan
EPS	Earnings per share
ERRP	Executive Retention / Retirement Program
Exchange Act	Securities and Exchange Act of 1934, as amended
Executive Officer	The Named Executive Officers and other executives responsible for Company policy, strategy and operations. At the end of 2024, there were nine executive officers serving on our executive team.
Governance Committee	Nominating and Governance Committee
Key Employee Severance Plan	NorthWestern Corporation Key Employee Severance Plan, effective Oct. 19, 2016, as amended and restated effective as of April 25, 2024
LTIP	Long-Term Incentive Program
NACD	National Association of Corporate Directors
Named Executive Officer or NEO
Anyone who served as CEO or CFO during 2024, and the three other most highly compensated individuals, other than the CEO and CFO, who were serving as executive officers at the end of 2024. Our named executive officers for 2024 are identified in the Compensation Discussion and Analysis section of this proxy statement.

Nasdaq	The Nasdaq Stock Market LLC
NorthWestern, NorthWestern Energy, our, us, or we	NorthWestern Energy Group, Inc.
NYSE	New York Stock Exchange
Officer Deferred Plan	NorthWestern Corporation 2009 Officer Deferred Compensation Plan
Operations Committee	Safety, Environmental, Technology and Operations Committee
OSHA	Occupational Safety and Health Administration
PCAOB	Public Company Accounting Oversight Board
Record Date	March 3, 2025
ROAE	Return on average equity
SAIDI	System Average Interruption Duration Index
SEC	Securities and Exchange Commission
Towers Watson	Towers Watson, a WTW business, the Compensation Committee’s independent compensation consultant
TSR	Total shareholder return

Montana
Operational Support Office
11 East Park Street
Butte, MT 59701
(406) 497-1000

South Dakota/Nebraska
Operational Support Office
600 Market Street West
Huron, SD 57350
(605) 353-7478

Corporate
Support Office
3010 West 69th Street
Sioux Falls, SD 57108
(605) 978-2900

NorthWestern® Energy

Delivering a Bright Future

VOTING CARD
[Front Side]

NORTHWESTERN ENERGY 3010 W. 69TH STREET SIOUX FALLS, SD 57108
VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to www.virtualshareholdermeeting.com/NWE2025
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWESTERN ENERGY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	For All	Withhold All	For All Except	To withold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following nominees:	☐	☐	☐
Vote on Directors 1. Election of Directors Nominees:
01) Brian Bird 02) Sherina Maye Edwards 03) David Goodin 04) Jan Horsfall 05) Britt Ide	06) Kent Larson 07) Linda Sullivan 08) Mahvash Yazdi 09) Jeffrey Yingling
The Board of Directors recommends that you vote FOR Proposal 2:					For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2025.					☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal 3:
3. Advisory vote to approve named executive officer compensation.					☐	☐	☐
Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

VOTING CARD
[Back Side]

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE VOTE PROMPTLY BY INTERNET, PHONE OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with 10-K Wrap are available at www.proxyvote.com.

NORTHWESTERN ENERGY
3010 W. 69TH STREET, SIOUX FALLS, SD 57108

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON April 30, 2025

The undersigned hereby appoints Linda Sullivan and Brian Bird, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2025 Annual Meeting of Shareholders of NORTHWESTERN ENERGY GROUP, INC., to be held virtually at www.virtualshareholdermeeting.com/NWE2025 on Friday, April 30, 2025, at 10:00 a.m. Central Daylight Time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said Meeting as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED WITH RESPECT TO EACH ITEM AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ALSO ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UTILIZING THEIR OWN DISCRETION.

Continued and to be signed on the reverse side